                                                                    Exhibit 99.1


                           Cornerstone Properties Inc.


             Supplemental Information to Quarterly Earnings Release




1)   Third Quarter 1998

     -    Balance Sheet

     -    Income Statement

2)   Third Quarter Press Release

3)   Quarterly Fact Sheet

4)   Table of Properties

5)   Top Ten Tenants Schedule

6)   Historical Occupancy Schedule

7)   Net Rent and Net Effective Rent Schedule

8)   Lease Expiration Schedule

9)   Tenant Retention Schedule

10)  Leasing Costs and Capital Expenditures

11)  Debt Schedule

12)  Equity Schedule

13)  Minority Sharing in Cash Flows and Residual Proceeds

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release





                              - Third Quarter 1998

                                - Balance Sheet

                                - Income Statement


                                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollar amounts in thousands, except per share amounts)

                                                                                  September 30,    December 31,
                                                                                      1998            1997
                                                                                   -----------     -----------
                                                                                   (Unaudited)
ASSETS
Investments, at cost:
       Land                                                                        $   315,498     $   260,542
       Buildings, leasehold interests and improvements                               1,854,308       1,559,085
       Investment in real estate joint venture                                         245,784         240,253
       Deferred lease costs                                                            140,638         127,645
                                                                                   -----------     -----------
                                                                                     2,556,228       2,187,525
       Less: Accumulated depreciation and amortization                                 271,218         229,652
                                                                                   -----------     -----------
          Total investments                                                          2,285,010       1,957,873

Cash and cash equivalents                                                               30,566          24,730
Restricted cash                                                                          5,250           1,903
Other deferred costs, net of accumulated amortization of $3,015 and $1,998             145,726           5,728
Deferred tenant receivables                                                             48,352          38,531
Tenant and other receivables, net                                                       10,026           7,584
Notes receivable                                                                           528           1,652
Other assets                                                                            10,120          13,480
                                                                                   -----------     -----------
Total Assets                                                                       $ 2,535,578     $ 2,051,481
                                                                                   -----------     -----------
                                                                                   -----------     -----------
LIABILITIES

Long-term debt, inclusive of $11,799 and $11,209 of unamortized premium            $   849,554     $   706,178
Credit facility                                                                        148,000         187,000
Accrued interest payable                                                                 7,261           4,134
Accrued real estate taxes payable                                                       19,446          13,401
Accounts payable and accrued expenses                                                   19,841          18,363
Unearned revenue and other liabilities                                                  16,770          10,986
                                                                                   -----------     -----------
Total Liabilities                                                                    1,060,872         940,062
                                                                                   -----------     -----------
MINORITY INTEREST

Minority Interest in operating partnership                                              55,258            --
Minority Interest in real estate joint ventures                                         14,811          15,420
                                                                                   -----------     -----------
Total Minority Interest                                                                 70,069          15,420


Commitments and Contingencies

Redeemable Preferred Stock; 344,828 shares authorized;
   0 shares issued and outstanding                                                        --              --

STOCKHOLDERS' INVESTMENT
7% Cumulative Convertible Preferred Stock, $16.50 stated value;
   65,000,000 shares authorized; 3,030,303 shares issued and outstanding                50,000          50,000
Common stock, no par value; 250,000,000 shares authorized;
   (1998-101,636,864; 1997-83,191,819) shares issued and outstanding
Paid-in capital                                                                      1,356,615       1,048,187
Deferred compensation                                                                   (1,978)         (2,188)
                                                                                   -----------     -----------
Total Stockholders' Investment                                                       1,404,637       1,095,999
                                                                                   -----------     -----------
Total Liabilities and Stockholders' Investment                                     $ 2,535,578     $ 2,051,481
                                                                                   -----------     -----------
                                                                                   -----------     -----------


                          The accompanying notes are an integral part of these
                              condensed consolidated financial statements.


                              CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                           (Dollar amounts in thousands, except per share amounts)
                                                 (Unaudited)



                                                   Three Months   Three Months   Nine Months    Nine Months
                                                      Ended          Ended          Ended          Ended
                                                   September 30,  September 30,  September 30,  September 30,
                                                       1998           1997          1998           1997
                                                   -------------  -------------  -------------  -------------

Revenues
       Office and parking rentals                    $  83,227     $  34,546     $ 239,767     $ 103,237
       Earnings in real estate joint venture             3,856          --          10,150          --
       Interest and other income                         1,955         3,868         7,167         8,432
                                                     ---------     ---------     ---------     ---------
           Total Revenues                               89,038        38,414       257,084       111,669
                                                     ---------     ---------     ---------     ---------
Expenses
       Building operating expenses                      18,896         7,660        52,947        22,693
       Real estate taxes                                12,034         5,933        34,900        17,553
       Interest expense                                 16,057         7,405        47,724        22,395
       Depreciation and amortization                    15,702         7,057        42,561        20,865
       General and administrative                        3,169         1,869         8,713         5,134
                                                     ---------     ---------     ---------     ---------
           Total Expenses                               65,858        29,924       186,845        88,640
                                                     ---------     ---------     ---------     ---------
                                                        23,180         8,490        70,239        23,029
                                                     ---------     ---------     ---------     ---------
Other income (expenses)
      Loss on sale of real estate assets                  (127)         --          (2,324)         --
      Minority interest                                 (1,826)         (414)       (4,682)       (1,408)
      Net gain on interest rate swaps                     --            --            --              99
                                                     ---------     ---------     ---------     ---------
Income before extraordinary item                        21,227         8,076        63,233        21,720

Extraordinary loss                                      (2,269)         --          (2,269)          (54)
                                                     ---------     ---------     ---------     ---------
Net income                                           $  18,958     $   8,076     $  60,964     $  21,666
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------
Income applicable to preferred stock                 $    (875)    $    (875)    $  (2,625)    $  (9,285)
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------
Income applicable to common stock                    $  18,083     $   7,201     $  58,339     $  12,381
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------
Income before extraordinary item per
 common share                                        $    0.20     $    0.16     $    0.62     $    0.37
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------
Extraordinary loss per common share                  $   (0.02)    $    --     $     (0.02)    $   --
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------
Basic income per common share                        $    0.18     $    0.16     $    0.59     $    0.37
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------
Diluted income per common share                      $    0.18     $    0.16     $    0.59     $    0.37
                                                     ---------     ---------     ---------     ---------
                                                     ---------     ---------     ---------     ---------

                          The accompanying notes are an integral part of these
                             condensed consolidated financial statements.

                           Cornerstone Properties Inc.



                           Supplemental Information to

                           Quarterly Earnings Release





                         - Third Quarter Press Release

FOR IMMEDIATE RELEASE
November 3, 1998

FOR ADDITIONAL INFORMATION, CONTACT:

Kevin Mahoney                            Karin Maas
Chief Financial Officer                  VP, Investor Relations
(212) 605-7142                           (212) 605-7113


                           CORNERSTONE PROPERTIES INC.
                      ANNOUNCES THIRD QUARTER 1998 RESULTS


Third Quarter 1998 Highlights

- Announced approval by the investors of William Wilson and Associates of a merger valued at over $1.81 billion.

- Funds from Operations per share increased over 24% as compared to the same period in 1997.

-    Occupancy rate remained a solid 98%.

- Completed the refinancing of One Norwest Center in Denver and Corporate 500 Centre in Deerfield, Illinois.

New York, NEW YORK (November 3, 1998) -- Cornerstone Properties Inc. (NYSE:
CPP), a real estate investment trust, announced today results for its third quarter ended September 30, 1998. Funds from operations (FFO) allocated to shareholders amounted to $39,396,000, or $0.36 per share calculated on 109,931,000 average diluted total shares outstanding, compared to $15,371,000, or $0.29 per share on 53,145,000 average diluted total shares outstanding for the three months ended September 30, 1997. The increase in FFO per share was due to the accretive impact of the Company's acquisitions over the past twelve months and internal growth. As defined by NAREIT, funds from operations is net income excluding expenses from debt restructuring, gains (or losses) on sale of property, plus depreciation and amortization.

Year-to-date net operating income before depreciation from Cornerstone Properties' real estate assets increased 163% to $165,624,000 for the nine months ended September 30, 1998, from $62,991,000 for the comparable period in 1997.

Net income for the third quarter of 1998 grew to $18,958,000 compared to $8,076,000 in the third quarter of 1997. Year-to-date net income increased to $60,964,000 compared to $21,666,000 for 1997.

John S. Moody, Chairman and CEO said, "Cornerstone Properties' third quarter results continue to reflect the advantages that flow from our very high quality portfolio - namely high occupancy, high retention and same store revenue growth reflecting good market fundamentals in our portfolio."

Cornerstone Properties Announces Third Quarter 1998 Earnings
November 3, 1998
Page 2


Quarterly Dividend Declared

The Company declared a quarterly dividend of $0.30 per share payable on November 30, 1998 to shareholders of record as of October 30, 1998.

"Same Store" Revenue Growth Continues

The Company achieved year to date "same store" net operating income growth of 3.51% over 1997 at the seven properties owned over the same period; this is a substantial increase in same store growth and the highest quarterly increase since Cornerstone became a public company in early 1997. This increase is due to a 2.48% increase in revenues while expenses increased only 0.81% and reflects the strengthening of fundamentals in the Company's core markets.

Leasing Update: Tenant Retention Rate 77% and Overall Occupancy Rate 98%

Tenant retention for 1998 decreased to 77%, mainly due to the downsizing of an existing tenant's lease, however, since the space which was vacated was immediately leased to a new tenant, there was no loss of revenue from the downsizing. The portfolio's overall occupancy rate remained at 98%. Occupancy across the DIHC portfolio has increased from 96% to 98%, in the eleven months since it was acquired.

Two significant leasing transactions were completed at Sixty State Street in Boston. Cornerstone repurchased 44,000 square feet of space that was leased to ITT Sheraton at substantially below market rents. The Company expects to re-lease this space at market rates. In addition, the law firm, Hale and Dorr exercised an option to take an additional 23,000 square feet in the building.

Cornerstone Properties also signed a lease for 60,000 square feet with Towers Perrin, renewing and expanding their tenancy at 500 Boylston Street which will significantly reduce 1999 expirations.

Refinancing of One Norwest Center in Denver and Corporate 500 Centre in
Deerfield

During the third quarter and early fourth quarter the Company refinanced the first $96.1 million mortgage on One Norwest Center in Denver with CIGNA and Mass Mutual. The Company increased its proceeds by approximately $2 million to $98.5 million. The term of the loan was extended from three years to ten years and the interest rate was reduced from 7.50% to 6.90%.

In the early part of the fourth quarter the company also refinanced the first mortgage on Corporate 500 Centre in Deerfield, Illinois with Teachers Insurance and Annuity Association. The outstanding balance was increased from $80 million to $90 million. The term of the loan was extended from 4.5 years to 10 years and the interest rate increased by three basis points to 6.66%.

Approval of Merger with William Wilson and Associates

On September 14, 1998 the Company announced that the investors of William Wilson and Associates had approved the merger with Cornerstone Properties. Since then Cornerstone's proxy has been filed and is being reviewed by the Securities and Exchange Commission. Cornerstone Properties expects the transaction to close in December.

Cornerstone Properties Announces Third Quarter 1998 Earnings
November 3, 1998
Page 3

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing in Class A office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 21 Class A office properties throughout the United States totaling approximately 11.5 million square feet. Headquartered in New York City, Cornerstone's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

This press release contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, that could cause the actual results, performance or achievements of Cornerstone and Wilson to differ materially from those reflected in such forward-looking statements. The acquisition described herein may not be consummated for a variety of reasons and anticipated benefits may not materialize, also for a variety of reasons. Information contained in this press release regarding current and future market conditions is based on Cornerstone's and Wilson's assessment of real estate markets as of this date and is subject to the uncertainties inherent in such an assessment. In particular, but not exclusively, national and regional economic conditions, the rate of new construction, and demand and supply in a given market will affect leasing activity, projected rents and the cost of lease renewals.

                               [Tables to follow]
                                      # # #

  For more information on Cornerstone Properties visit Cornerstone Properties'
                     Web site at http://www.cstoneprop.com

Cornerstone Properties Announces Third Quarter 1998 Earnings
November 3, 1998
Page 4



                                       CORNERSTONE PROPERTIES INC.
                                          Funds From Operations
                                           September 30, 1998
                                    (in 000's, except per share data)

                                                     Three months Ended       Nine months Ended
                                                        September 30             September 30
                                                     1998          1997        1998          1997
                                                    -------       ------      -------       ------
Rental Income1                                       90,897       34,546      259,992      103,237
Building Operating Expenses1                         33,364       13,593       94,368       40,246
                                                    -------       ------      -------       ------
Building Net Operating Income                        57,533       20,953      165,624       62,991
                                                    -------       ------      -------       ------
Corporate General and Administrative                 (3,169)      (1,869)      (8,713)      (5,134)
Interest and Other Income                             1,955        3,868        7,167        8,432
                                                    -------       ------      -------       ------
EBITDA                                               56,319       22,952      164,078       66,289
                                                    -------       ------      -------       ------
Interest Expense                                    (16,057)      (7,405)     (47,724)     (22,395)
Minority Adjustments                                 (1,453)        (721)      (4,671)      (2,452)
Rent Notes                                              387          346        1,133          903
                                                    -------       ------      -------       ------
Funds From Operations                                39,196       15,172      112,816       42,345
Interest on Convertible Debt                            200          199          604          592
                                                    -------       ------      -------       ------
Funds From Operations (Adjusted for
 Convertible Debt                                    39,396       15,371      113,420       42,937
                                                    -------       ------      -------       ------
Weighted Average Diluted Shares                     109,931       53,145      104,940       46,404
FFO Per Share (Diluted)                                0.36         0.29         1.08         0.93
Less: Capital Expenditures Per Share                   0.02         0.02         0.05         0.06
                                                    -------       ------      -------       ------
AFFO Per Share                                         0.34         0.27         1.03         0.87
                                                    -------       ------      -------       ------


Funds From Operations                                39,196       15,172      112,816       42,345
Less: Preferred Dividends                              (875)        (875)      (2,625)      (9,285)
Less: Recurring Lease Costs and
  Capital Expenditures2                              (2,062)      (1,038)      (5,690)      (2,999)
  Less: Straight Line Rents Adjusted For
        Minority Interest                            (3,483)          38      (10,392)        (746)
                                                    -------       ------      -------       ------
Funds Available for Distribution                     32,776       13,297       94,109       29,315
                                                    -------       ------      -------       ------
Weighted Average Common Shares and
  Units Outstanding                                 105,720       45,804      100,729       33,494
Funds Available for Distribution Per Share             0.31         0.29         0.93         0.88
Distribution Per Share                                 0.30         0.30         0.90         0.90


1. For the nine months ended September 30, 1998 rental income has been increased by $20,225,000 and building operating expenses have been increased by $6,521,000 in order to show the effects of Market Square had the property been consolidated. For the three months ended September 30, 1998, rental income has been increased by $7,670,000 and building operating expenses have been increased by $2,434,000.

2. Based on a five year 1994-1998 average of recurring (non-revenue generating) tenant leasing costs of $8.46 per square foot leased times the five year (1998-2003) average quarterly lease expiration (adjusted for minority interest) of 211,009 square feet ($1,785,136) plus a capital expenditure reserve (adjusted for minority interest) of $0.10 per square foot ($276,717).

Year to date the Company has incurred $12,288,520 in recurring tenant costs in leasing 1,319,315 square feet or a cost of $9.31 per square foot.

Year to date the Company has incurred $1,179,978 in recurring capital costs or $0.15 per square foot on an annualized basis.

                           Cornerstone Properties Inc.



                           Supplemental Information to

                           Quarterly Earnings Release




                             - Quarterly Fact Sheet

                          Cornerstone Properties Inc.
                              Quarterly Fact Sheet


1998 Common Dividends                         Record Date     Payment Date
---------------------                         -----------     ------------
4th Quarter                                    10/30/98        11/30/98
1st Quarter 1999                                1/29/99         2/26/99
2nd Quarter 1999                                4/30/99         5/31/99
3rd Quarter 1999                                7/30/99         8/31/99
------------------------------------------    -----------     ------------
Earnings Release/Quarterly Conference Call
------------------------------------------
4th Quarter                                     2/25/99
1st Quarter 1999                                 5/4/99
2nd Quarter 1999                                 8/3/99
3rd Quarter 1999                                11/2/99


                                                   Quarter to Date                  Year to Date
3rd Quarter Results                              1998            1997           1998            1997
------------------------------------------  -----------     -----------      -----------     -----------
FFO Per Share                               $      0.36     $      0.29      $      1.08     $      0.93
AFFO Per Share                              $      0.34     $      0.27      $      1.03     $      0.87
FAD Per Share                               $      0.31     $      0.29      $      0.93     $      0.88
FFO Payout Ratio                                     83%            103%              83%             97%
AFFO Payout Ratio                                    88%            111%              87%            103%
FAD Payout Ratio                                     97%            103%              97%            102%
Same Store NOI Growth                                NA              NA             3.51%           1.24%
EBITDA Interest Coverage                           3.46            3.04             3.39            2.90
Fixed Charge Coverage                              3.28            2.72             3.21            2.05
------------------------------------------  -----------     -----------      -----------     -----------
Recurring Leasing Costs
 (Adjusted for minority interest)           $ 6,792,320     $ 2,169,613      $12,288,520     $ 6,320,021
Per Square Foot Leased                      $     21.24     $      9.69      $      9.31     $      7.18

Recurring Capital Expenditures              $   689,607     $   205,511      $ 1,179,978     $   267,151
Non-Recurring Leasing Cost                  $   157,355     $   111,981      $ 2,855,217     $   965,173
Non-Recurring Capital Expenditures          $   214,472     $    78,618      $   488,056     $   153,007
------------------------------------------  -----------     -----------      -----------     -----------

------------------------------------------  -----------     -----------      -----------     -----------
Parking Revenues (included in
 Office and Parking)                        $ 5,218,807     $ 1,396,725      $15,194,491     $ 4,579,374
Parking Expense (included in
 Building Operating Expense)                $   732,710     $    89,694      $ 2,098,710     $   549,041
Net Parking Income                          $ 4,486,097     $ 1,307,031      $13,095,781     $ 4,030,333
------------------------------------------  -----------     -----------      -----------     -----------

------------------------------------------  -----------     -----------      -----------     -----------
Straight Line Rents                         $ 3,483,000     $   (38,340)     $10,392,000     $   746,429
------------------------------------------  -----------     -----------      -----------     -----------


                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release






                              - Table of Properties

                                                     Cornerstone Properties Inc.
                                                         Table of Properties
                                                       As of September 30, 1998

                                                                                       Remaining
                                                                                        Average
                                            Company's    Total                 Number    Lease
       Property Name              Year       Percent    Rentable    Occupancy    of       Term              Largest
       and Location            Constructed  Interest   Square Feet     Rate    Leases  (in Years)           Tenant
-----------------------------  -----------  ---------  -----------  ---------  ------  ----------  ------------------------------
One Norwest Center                1983        100%      1,188,000       97%      47        7.9     Norwest Bank Denver N.A.
  Denver, Colorado                                                                                 Newmont Gold Company
                                                                                                   Teletech, Inc.

Norwest Center(1)                 1988         50%      1,118,000       99%      31       11.2     Norwest Corporation
  Minneapolis, Minnesota                                                                           Faegre & Benson
                                                                                                   KPMG Peat Marwick

Washington Mutual Tower(2)(3)     1988         50%      1,155,000       99%      89        6.0     Perkins Coie
  Seattle, Washington                                                                              Washington Mutual
                                                                                                   Karr Tuttle Campbell

125 Summer Street                 1989        100%        464,000       99%      26        4.0     Deloitte & Touche
  Boston, Massachusetts                                                                            BTM Capital Corp.
                                                                                                   Burns & Levinson

Tower 56(4)                       1983        100%        162,000       99%      44        3.0     Cornerstone Properties
  New York, New York                                                                               ICC Associates, L.P.
                                                                                                   United Bank of Kuwait

One Lincoln Centre                1986        100%        297,000       91%      41        2.4     Superior Bank FSB
  Oakbrook Terrace, IL                                                                             Microsoft Corporation
                                                                                                   McDonald's Corporation

527 Madison Avenue                1986        100%        216,000      100%      20        4.9     The Sumitomo Trust &
 New York, NY                                                                                       Banking Co., Ltd.
                                                                                                   W.P. Stewart Co., Inc.
                                                                                                   Hill Samuel New York, Inc.

191 Peachtree Street(5)(6)        1991         80%      1,221,000       97%      34        7.8     Wachovia Bank
  Atlanta, Georgia                                                                                 King & Spalding
                                                                                                   Powell, Goldstein, Frazer
                                                                                                     & Murphy

Market Square(5)(7)               1990         60%        689,000       95%      47        6.9     Fulbright & Jaworski
  Washington, D.C.                                                                                 Edison Electric Institute
                                                                                                   Shearman & Sterling

500 Boylston Street(5)(8)         1988       91.5%        715,000      100%      14        5.7     Massachusetts Financial
 Boston, Massachusetts                                                                              Services
                                                                                                   The New England Life
                                                                                                   Towers Perrin Forster &
                                                                                                     Crosby, Inc.

222 Berkeley Street(5)(8)         1991       91.5%        531,000      100%      28        6.4     Houghton Mifflin
  Boston, Massachusetts                                                                            Saga International Holidays
                                                                                                   Oracle Corporation

Charlotte Plaza(5)                1982        100%        613,000       98%      42        6.3     First Union
  Charlotte, North Carolina                                                                        Parker Poe
                                                                                                   Midrex

200 Galleria(5)                   1985        100%        433,000       94%      56        3.4     Liberty Mutual Group
  Atlanta, Georgia                                                                                 Worldspan
                                                                                                   Cobank ACB

11 Canal Center(5)                1986        100%         70,000       96%       7        7.6     Robbins Gioa
  Alexandria, Virginia                                                                             National Certification
                                                                                                     Commission on Acupuncture
                                                                                                     and Oriental Medicine

99 Canal Center(5)                1986        100%        138,000       99%      18        3.6     Lowe, Price, LeBlanc & Becker
  Alexandria, Virginia                                                                             Howard, Needles, Tannen &
                                                                                                    Bergendoff
                                                                                                   National District Attorney's
                                                                                                    Association

TransPotomac Plaza 5(5)           1983        100%         96,000      100%      11        5.7     Cities In Schools
  Alexandria, Virginia                                                                             The Onyx Group
                                                                                                   The Hawthorn Group

Sixty State Street(9)             1979        100%        823,000       99%      36        8.9     Hale & Dorr
  Boston, Massachusetts                                                                            The Pioneer Group, Inc.
                                                                                                   ITT/Sheraton

Corporate 500 Centre(10)       1986/1990      100%        679,000       95%      40        6.0     MMI Companies, Inc.
  Deerfield, Illinois                                                                              Fortune Brands
                                                                                                   Gaylord Container

One Memorial Drive(11)            1987        100%        353,000      100%      13        8.0     Sapient Corporation
  Cambridge, Massachusetts                                                                         InterSystems Corporation
                                                                                                   David L. Babson, Inc.

201 California Street(12)         1980        100%        240,000      100%       8        2.8     Bank of America
  San Francisco, California                                                                        Sutro & Company
                                                                                                   McCann Erickson, Inc.

Wilshire Palisades(12)            1981        100%        186,000      100%      16        4.2     Wilshire Associates, Inc.
  Santa Monica, California                                                                         Paul Hastings Janofsky Walker
                                                                                                   Dimensional Fund Advisors

                                            ---------  -----------  ---------  ------  ----------
                                               85%     11,387,000       98%     668        6.8
                                            ---------  -----------  ---------  ------  ----------
                                            ---------  -----------  ---------  ------  ----------


                           Cornerstone Properties Inc.
                               Table of Properties
                                    Footnotes

----------

(1) While the Company's stated interest in the partnership which owns Norwest Center is 50%, its economic interest in the Property is significantly larger because of priority distributions it receives on its invested capital base. For the nine months ended September 30, 1998, the Company's share of earnings and cash distributions from the partnership that owns Norwest Center was 81.0%.

(2) While the Company's stated interest in the partnership which owns Washington Mutual Tower is 50%, its economic interest in the Property is significantly larger because of priority distributions it receives on its invested capital base. For the nine months ended September 30, 1998, the Company received 100% of the cash distributions from the partnership that owns Washington Mutual Tower.

(3)  Includes the Galland and Seneca Buildings.

(4)  The Company's headquarters are located at Tower 56.

(5)  Property acquired in the DIHC Acquisition.

(6) While the Company's stated interest in the partnership that owns 191 Peachtree Street is 80%, its economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $145 million, which earns interest at 9.375%, and will receive a priority distribution on its acquired capital base. In 1997, the partner in the transaction, CH Associates, Ltd., received an annual incentive distribution of $250,000 which the Company expects it will continue to receive under the partnership agreement through February 28, 2000, with the Company receiving the remainder of the cash flow of the property.

(7) In January 1998, the Company acquired partnership interests with a stated interest of approximately 59% in the partnerships that own Market Square, with the option to purchase an additional 1%. The Company's economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $181 million which earns interest at 9.75%, and will receive a priority distribution on its acquired capital base. In addition, the Company acquired a "buffer loan", with accrued principal and interest of $49.0 million at purchase, which accrues interest at a rate of 11% per annum and is payable from cash flow, refinancing or sales proceeds from Market Square in excess of the first mortgage. During the nine months ended September 30, 1998, the Company received 100% of the cash flow from the Property. The Company accounts for the transaction as an equity investment in real estate.

(8) Distributions of cash flow and sales and refinancing proceeds are shared in proportion to the Company's 91.5% partnership interest and Hines Interests Limited Partnership's and/or its affiliates' ("Hines") 8.5% partnership interest.

(9) On December 31, 1997, the Company purchased the second mortgage on Sixty State Street. The mortgage is a cash flow mortgage through which all the economic benefits/risks (subject to the first mortgage) will inure to the Company. The Company controls all major decisions regarding management and leasing. The total purchase price for the second mortgage was $131.5 million.

(10) The Property was acquired by the Company in January 1998.

(11) The Property was acquired by the Company in April 1998.

(12) The Properties were acquired by the Company in June 1998.

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release





                           - Top Ten Tenants Schedule

                          Cornerstone Properties Inc.
                            Top Ten Tenants Schedule
                            As of September 30, 1998

The Company's tenants include local, regional, national and international companies engaged in a wide variety of businesses. The following table sets forth, as of September 30, 1998, information concerning the ten largest tenants (ranked by Full Service Straight-Line Rent as of that date) occupying the Properties. "Full Service Straight-Line Rent" is Straight-Line Rent plus annual operating expense recoveries. "Straight-Line Rent" means the annual average of all Actual Rent required to be paid through the term of the lease, calculated in accordance with GAAP. Full Service Straight-Line Rent does not reflect the cost of any leasing commissions or tenant improvements.


                                                                         Full Service
                                                                       Straight-Line Rent
                                                                     -----------------------
                                     Straight-Line                                  Percent      Scheduled Lease
          Tenant                          Rent         Recoveries       Amount      of Total     Expiration Date
-----------------------------------  -------------     -----------   ------------   --------   -------------------
Norwest Corporation (1)(3)           $ 20,822,000      $11,088,000   $ 31,910,000      9%      Mar-99       19,000
                                                                                               Mar-02       13,000
                                                                                               Jul-03      143,000
                                                                                               Oct-04        6,000
                                                                                               Jul-13      402,000
                                                                                               Aug-18      451,000
                                                                                                         ---------
                                                                                                         1,034,000

Massachusetts Financial Services(1)     9,853,000        4,585,000     14,438,000      4%      Feb-03      359,000

Wachovia Bank(1)                        8,919,000        3,396,000     12,315,000      4%      Dec-08      380,000

Hale & Dorr(1)                          7,943,000        3,993,000     11,936,000      4%      Jun-13      296,000

King & Spalding(1)                      8,168,000        2,605,000     10,773,000      3%      Mar-06      305,000

Deloitte & Touche(1)                    7,259,000        1,651,000      8,910,000      3%      Feb-99       15,000
                                                                                               Oct-99      130,000
                                                                                               Jun-08       85,000
                                                                                                         ---------
                                                                                                           230,000

The New England Life(1)                 5,170,000        2,784,000      7,954,000      2%      Sep-08      218,000

Perkins Coie(2)                         6,316,000          503,000      6,819,000      2%      Dec-98        2,000
                                                                                               Jul-03        7,000
                                                                                               Jul-04       32,000
                                                                                               Dec-11      199,000
                                                                                                         ---------
                                                                                                           240,000

Houghton Mifflin(1)                     3,456,000        3,188,000      6,644,000      2%      Feb-07      247,000

First Union(2)                          6,103,000          200,000      6,303,000      2%      Mar-99       23,000
                                                                                               Jun-00       27,000
                                                                                               Aug-00       23,000
                                                                                               Mar-01       23,000
                                                                                               Aug-01       46,000
                                                                                               Feb-02       23,000
                                                                                               Sep-02       22,000
                                                                                               Aug-08       46,000
                                                                                               Mar-09       23,000
                                                                                               Mar-10       47,000
                                                                                               Mar-11       48,000
                                                                                               Apr-14        4,000
                                                                                                         ---------
                                                                                                           355,000
                                     ------------      -----------   ------------
                                     $ 84,009,000      $33,993,000   $118,002,000     35%                3,664,000
                                     ------------      -----------   ------------    ----                ---------
                                     ------------      -----------   ------------    ----                ---------
                   Total Portfolio   $260,510,000      $78,391,000   $338,901,000
                                     ------------      -----------   ------------
                                     ------------      -----------   ------------

                           Cornerstone Properties Inc.
                            Top Ten Tenants Schedule
                                    Footnotes

----------------------------

(1)  Net Lease.

(2)  Gross Lease.

(3)  Norwest Corporation includes Norwest Corporation and Norwest Bank Denver
     N.A.

                           Cornerstone Properties Inc.



                           Supplemental Information to

                           Quarterly Earnings Release





                         - Historical Occupancy Schedule


                          Cornerstone Properties Inc.
                         Historical Occupancy Schedule
                            As of September 30, 1998

                            Total Bldg.
                               Sq. Ft.       1994      1995      1996      1997    Q3 1998
                               -------       ----      ----      ----      ----    -------
One Norwest Center           1,188,000        96%       98%       99%       99%       97%
Norwest Center               1,118,000       100%      100%      100%       98%       99%
Washington Mutual Tower      1,155,000        97%       97%       97%       97%       99%
125 Summer Street              464,000                  94%      100%       99%       99%
Tower 56                       162,000                  91%       97%       98%       99%
One Lincoln Centre             297,000                            91%       96%       91%
527 Madison Avenue             216,000                            96%      100%      100%
191 Peachtree Street         1,221,000                                      95%       97%
Market Square                  689,000                                      95%       95%
500 Boylston Street            715,000                                     100%      100%
222 Berkeley Street            531,000                                     100%      100%
Charlotte Plaza                613,000                                      94%       98%
200 Galleria                   433,000                                      91%       94%
11 Canal Center                 70,000                                      84%       96%
99 Canal Center                138,000                                      99%       99%
TransPotomac Plaza 5            96,000                                      99%      100%
Sixty State Street             823,000                                      98%       99%
Corporate 500 Centre           679,000                                                95%
One Memorial Drive             353,000                                               100%
201 California Street          240,000                                               100%
Wilshire Palisades             186,000                                               100%
                            ----------       ----      ----      ----      ----      ----
                            11,387,000        98%       98%       97%       97%       98%
                            ----------       ----      ----      ----      ----      ----
                            ----------       ----      ----      ----      ----      ----


                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release





                   - Net Rent and Net Effective Rent Schedule

                          Cornerstone Properties Inc.
                    Net Rent and Net Effective Rent Schedule
                            As of September 30, 1998

The following tables show the average annual Net Rent and the average annual Net Effective Rent (each as defined below) per square foot occupied for each of the Properties for the periods presented during which such Property was owned by the Company. "Net Rent" as used herein means actual billed rent less Recoveries. "Net Effective Rent" as used herein means (i) rent determined for each year on a straight-line basis through the term of the lease, less (ii) Recoveries and the amortization of deferred leasing costs (tenant improvements, leasing commissions, and other tenant inducements). Recoveries includes base stops in gross leases.

Average Annual Net Rent (per square foot occupied)


                           Total Bldg.
                             Sq. Ft.      Q3 1998     1997       1996     1995      1994
                             -------      -------     ----       ----     ----      ----
One Norwest Center          1,188,000    $   12.41   $ 12.46   $ 12.08   $ 11.78   $ 11.61
Norwest Center              1,118,000    $   18.80   $ 18.29   $ 17.94   $ 17.82   $ 17.25
Washington Mutual Tower     1,155,000    $   15.74   $ 15.77   $ 15.98   $ 16.17   $ 15.27
125 Summer Street             464,000    $   22.08   $ 21.27   $ 23.24   $ 22.48
Tower 56                      162,000    $   22.43   $ 22.76   $ 20.45
One Lincoln Centre            297,000    $   20.71   $ 19.60   $ 18.56
527 Madison Avenue            216,000    $   31.64   $ 36.55   $ 35.47
191 Peachtree Street        1,221,000    $   20.78   $ 21.07
Market Square                 689,000    $   26.34
500 Boylston Street           715,000    $   26.04   $ 25.89
222 Berkeley Street           531,000    $   16.98   $ 16.68
Charlotte Plaza               613,000    $    9.92   $  9.35
200 Galleria                  433,000    $   14.39   $ 12.92
11 Canal Center                70,000    $   14.96   $ 14.11
99 Canal Center               138,000    $   15.00   $ 14.49
TransPotomac Plaza 5           96,000    $   11.75   $ 12.55
Sixty State Street            823,000    $   19.41
Corporate 500 Centre          679,000    $   21.03
One Memorial Drive            353,000    $   14.59
201 California Street         240,000    $   11.50
Wilshire Palisades            186,000    $   24.54
                           ----------    ---------   -------   -------   -------   -------
Weighted Average           11,387,000    $   18.55   $ 17.46   $ 16.99   $ 16.06   $ 14.65
                           ----------    ---------   -------   -------   -------   -------
                           ----------    ---------   -------   -------   -------   -------


Average Annual Net Effective Rents (per square foot occupied)


                           Total Bldg.
                             Sq. Ft.      Q3 1998    1997       1996     1995      1994
                           ----------     -------    ----       ----     ----      ----
One Norwest Center          1,188,000    $   11.97   $ 11.66   $ 10.80   $ 10.56   $ 10.25
Norwest Center              1,118,000    $   17.58   $ 17.23   $ 17.43   $ 17.31   $ 17.00
Washington Mutual Tower     1,155,000    $   14.97   $ 12.02   $ 11.80   $ 11.83   $ 11.03
125 Summer Street             464,000    $   19.24   $ 20.00   $ 22.27   $ 23.33
Tower 56                      162,000    $   22.41   $ 21.56   $ 21.17
One Lincoln Centre            297,000    $   20.11   $ 19.76   $ 19.70
527 Madison Avenue            216,000    $   33.11   $ 36.89   $ 30.99
191 Peachtree Street        1,221,000    $   23.91   $ 24.26
Market Square                 689,000    $   28.44
500 Boylston Street           715,000    $   26.34   $ 26.08
222 Berkeley Street           531,000    $   18.57   $ 18.08
Charlotte Plaza               613,000    $   10.17   $  9.76
200 Galleria                  433,000    $   14.70   $ 13.52
11 Canal Center                70,000    $   15.84   $ 14.72
99 Canal Center               138,000    $   15.70   $ 15.00
TransPotomac Plaza 5           96,000    $   12.93   $ 14.29
Sixty State Street            823,000    $   23.26
Corporate 500 Centre          679,000    $   22.82
One Memorial Drive            353,000    $   16.71
201 California Street         240,000    $   11.66
Wilshire Palisades            186,000    $   26.21
                           ----------    ---------   -------   -------   -------   -------
Weighted Average           11,387,000    $   19.29   $ 17.28   $ 15.43   $ 14.37   $ 12.69
                           ----------    ---------   -------   -------   -------   -------
                           ----------    ---------   -------   -------   -------   -------


                           Cornerstone Properties Inc.



                           Supplemental Information to

                           Quarterly Earnings Release









                           - Lease Expiration Schedule

Lease Expiration Schedule
The following table sets forth certain categories of information relating to lease expirations for all of the Properties owned as of September 30, 1998.


                                                                         Q4
PROPERTY                                                                1998           1999          2000            2001
--------                                                                ----           ----          ----            ----
One Norwest Center (1)      Square feet expiring(3)                    2,283 sf      40,238 sf     124,001 sf      60,785 sf
                            Straight-Line rent(4)                   $    10,137    $   424,003    $ 1,107,729    $   666,600
                            Straight-Line rent per sq. ft           $      4.44    $     10.54    $      8.93    $     10.97
                            Recoveries (5)                          $    13,731    $   249,372    $   762,519    $   377,493
                            Full service St-Line rent(6)            $    23,868    $   673,375    $ 1,870,248    $ 1,044,093
                            Full service St-Line rent per sq. ft    $     10.45    $     16.73    $     15.08    $     17.18
                            % Full service St-Lined rent                   0.11%          3.03%          8.41%          4.70%
                            Asking market rent per sq. ft.(7)       $     22.00
                            No. of tenant leases expiring(8)                  1              4              7              6

Norwest Center(1)           Square feet expiring                      10,127 sf      23,059 sf     107,510 sf       4,774 sf
                            Straight-Line rent                      $   124,131    $   351,980    $ 1,701,411    $    82,056
                            Straight-Line rent per sq. ft           $     12.26    $     15.26    $     15.83    $     17.19
                            Recoveries                              $   130,879    $   292,793    $ 1,641,282    $    72,396
                            Full service St-Line rent               $   255,010    $   644,773    $ 3,342,693    $   154,452
                            Full service St-Line rent per sq. ft    $     25.18    $     27.96    $     31.09    $     32.35
                            % Full service St-Lined rent                   0.64%          1.63%          8.45%          0.39%
                            Asking market rent per sq. ft           $     35.00
                            No. of tenant leases expiring                     4              1              4              2

Washington Mutual Tower(2)  Square feet expiring                      15,791 sf     147,737 sf      52,783 sf      49,280 sf
                            Straight-Line rent                      $   175,088    $ 2,742,855    $   853,988    $ 1,092,648
                            Straight-Line rent per sq. ft           $     11.09    $     18.57    $     16.18    $     22.17
                            Recoveries                              $     2,181    $   116,969    $    37,231    $    35,020
                            Full service St-Line rent               $   177,269    $ 2,859,824    $   891,219    $ 1,127,668
                            Full service St-Line rent per sq. ft    $     11.23    $     19.36    $     16.88    $     22.88
                            % Full service St-Lined rent                   0.68%         11.01%          3.43%          4.34%
                            Asking market rent per sq. ft           $     34.00
                            No. of tenant leases expiring                     7             20             13             12


125 Summer Street(2)        Square feet expiring                       2,890 sf     154,124 sf      50,547 sf       3,438 sf
                            Straight-Line rent                      $    54,220    $ 5,591,172    $ 1,522,302    $    67,698
                            Straight-Line rent per sq. ft           $     18.76    $     36.28    $     30.12    $     19.69
                            Recoveries                              $    24,966    $ 1,099,926    $   226,602    $    47,646
                            Full service St-Line rent               $    79,186    $ 6,691,098    $ 1,748,904    $   115,344
                            Full service St-Line rent per sq. ft    $     27.40    $     43.41    $     34.60    $     33.55
                            % Full service St-Lined rent                   0.48%         40.18%         10.50%          0.69%
                            Asking market rent per sq. ft           $     45.00
                            No. of tenant leases expiring                     3              4              6              1

Tower 56(2)                 Square feet expiring                       8,175 sf      24,549 sf      17,341 sf      44,188 sf
                            Straight-Line rent                      $   328,704    $ 1,073,147    $   720,286    $ 1,877,796
                            Straight-Line rent per sq. ft           $     40.21    $     43.71    $     41.54    $     42.50
                            Recoveries                              $     7,778    $    14,982    $     4,647    $    18,296
                            Full service St-Line rent               $   336,482    $ 1,088,129    $   724,933    $ 1,896,092
                            Full service St-Line rent per sq. ft    $     41.16    $     44.32    $     41.80    $     42.91
                            % Full service St-Lined rent                   4.72%         15.25%         10.16%         26.57%
                            Asking market rent per sq. ft           $     56.00
                            No. of tenant leases expiring                     3              6              7             11

One Lincoln Centre(1)       Square feet expiring                       1,203 sf      68,385 sf      77,684 sf      13,310 sf
                            Straight-Line rent                      $    21,660    $ 1,204,605    $ 1,440,852    $   245,796
                            Straight-Line rent per sq. ft           $     18.00    $     17.62    $     18.55    $     18.47
                            Recoveries                              $    11,028    $   628,896    $   653,796    $   123,996
                            Full service St-Line rent               $    32,688    $ 1,833,501    $ 2,094,648    $   369,792
                            Full service St-Line rent per sq. ft    $     27.17    $     26.81    $     26.96    $     27.78
                            % Full service St-Lined rent                   0.43%         24.14%         27.58%          4.87%
                            Asking market rent per sq. ft           $     28.00
                            No. of tenant leases expiring                     1              9             12              4

527 Madison Avenue(2)       Square feet expiring                      12,254 sf       2,114 sf       9,195 sf      78,444 sf
                            Straight-Line rent                      $   647,182    $   107,814    $   380,248    $ 4,510,527
                            Straight-Line rent per sq. ft           $     52.81    $     51.00    $     41.35    $     57.50
                            Recoveries                              $    81,288    $     9,455    $      --      $   473,256
                            Full service St-Line rent               $   728,470    $   117,269    $   380,248    $ 4,983,783
                            Full service St-Line rent per sq. ft    $     59.45    $     55.47    $     41.35    $     63.53
                            % Full service St-Lined rent                   6.02%          0.97%          3.14%         41.16%
                            Asking market rent per sq. ft           $     56.00
                            No. of tenant leases expiring                     3              1              2              1




PROPERTY                                                               2002           2003           2004            2005
--------                                                               ----           ----           ----            ----
One Norwest Center (1)      Square feet expiring(3)                  135,086 sf     182,284 sf     125,173 sf
                            Straight-Line rent(4)                   $ 1,265,803    $ 2,417,990    $ 1,569,248
                            Straight-Line rent per sq. ft           $      9.37    $     13.26    $     12.54
                            Recoveries (5)                          $   832,455    $ 1,144,607    $   779,817
                            Full service St-Line rent(6)            $ 2,098,258    $ 3,562,597    $ 2,349,065
                            Full service St-Line rent per sq. ft    $     15.53    $     19.54    $     18.77
                            % Full service St-Lined rent                   9.44%         16.03%         10.57%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                 15              7              3

Norwest Center(1)           Square feet expiring                      53,390 sf     184,361 sf     170,787 sf      18,881 sf
                            Straight-Line rent                      $   454,717    $ 2,845,245    $ 3,064,584    $   359,296
                            Straight-Line rent per sq. ft           $      8.52    $     15.43    $     17.94    $     19.03
                            Recoveries                              $   783,781    $ 2,850,537    $ 2,438,357    $   295,489
                            Full service St-Line rent               $ 1,238,498    $ 5,695,782    $ 5,502,941    $   654,785
                            Full service St-Line rent per sq. ft    $     23.20    $     30.89    $     32.22    $     34.68
                            % Full service St-Lined rent                   3.13%         14.39%         13.91%          1.65%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     4              4              9              1

Washington Mutual Tower(2)  Square feet expiring                     120,126 sf     269,418 sf     129,374 sf      14,354 sf
                            Straight-Line rent                      $ 2,699,685    $ 5,545,817    $ 2,871,435    $   275,117
                            Straight-Line rent per sq. ft           $     22.47    $     20.58    $     22.19    $     19.17
                            Recoveries                              $    29,031    $   271,173    $   103,724    $     5,393
                            Full service St-Line rent               $ 2,728,716    $ 5,816,990    $ 2,975,159    $   280,510
                            Full service St-Line rent per sq. ft    $     22.72    $     21.59    $     23.00    $     19.54
                            % Full service St-Lined rent                  10.51%         22.40%         11.46%          1.08%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     9             17              6              2


125 Summer Street(2)        Square feet expiring                     127,853 sf      27,311 sf                      9,503 sf
                            Straight-Line rent                      $ 1,722,513    $   583,747                   $   274,478
                            Straight-Line rent per sq. ft           $     13.47    $     21.37                   $     28.88
                            Recoveries                              $ 1,789,536    $   305,712                   $    16,601
                            Full service St-Line rent               $ 3,512,049    $   889,459                   $   291,079
                            Full service St-Line rent per sq. ft    $     27.47    $     32.57                   $     30.63
                            % Full service St-Lined rent                  21.09%          5.34%                         1.75%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     5              5                             1

Tower 56(2)                 Square feet expiring                      33,231 sf      15,000 sf      18,459 sf
                            Straight-Line rent                      $ 1,615,384    $   704,832    $   733,632
                            Straight-Line rent per sq. ft           $     48.61    $     46.99    $     39.74
                            Recoveries                              $    12,046    $    10,527    $    13,315
                            Full service St-Line rent               $ 1,627,430    $   715,359    $   746,947
                            Full service St-Line rent per sq. ft    $     48.97    $     47.69    $     40.47
                            % Full service St-Lined rent                  22.81%         10.03%         10.47%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     9              4              4

One Lincoln Centre(1)       Square feet expiring                      80,668 sf      27,894 sf
                            Straight-Line rent                      $ 1,750,992    $   453,511
                            Straight-Line rent per sq. ft           $     21.71    $     16.26
                            Recoveries                              $   740,580    $   319,668
                            Full service St-Line rent               $ 2,491,572    $   773,179
                            Full service St-Line rent per sq. ft    $     30.89    $     27.72
                            % Full service St-Lined rent                  32.80%         10.18%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     7              8


527 Madison Avenue(2)       Square feet expiring                       3,533 sf      35,590 sf      7,937 sf*       5,823 sf
                            Straight-Line rent                      $   180,180    $ 1,514,359    $ 1,140,060    $   276,732
                            Straight-Line rent per sq. ft           $     51.00    $     42.55    $    143.64    $     47.52
                            Recoveries                              $      --      $    45,187    $     6,506    $      --
                            Full service St-Line rent               $   180,180    $ 1,559,546    $ 1,146,566    $   276,732
                            Full service St-Line rent per sq. ft    $     51.00    $     43.82    $    144.46    $     47.52
                            % Full service St-Lined rent                   1.49%         12.88%          9.47%          2.29%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     1              4              1              1



                                                                                                      2008 and
PROPERTY                                                                 2006           2007           Beyond        Total
--------                                                                 ----           ----           ------        -----
One Norwest Center (1)      Square feet expiring(3)                                    76,470 sf     407,151 sf    1,153,471 sf
                            Straight-Line rent(4)                                    $ 1,119,452    $ 6,431,062    $15,012,024
                            Straight-Line rent per sq. ft                            $     14.64    $     15.80    $     13.01
                            Recoveries (5)                                           $   478,496    $ 2,578,701    $ 7,217,191
                            Full service St-Line rent(6)                             $ 1,597,948    $ 9,009,763    $22,229,215
                            Full service St-Line rent per sq. ft                     $     20.90    $     22.13    $     19.27
                            % Full service St-Lined rent                                    7.19%         40.53%        100.00%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                                   2              2             47

Norwest Center(1)           Square feet expiring                                                     538,573 sf    1,111,462 sf
                            Straight-Line rent                                                      $13,737,867    $22,721,287
                            Straight-Line rent per sq. ft                                           $     25.51    $     20.44
                            Recoveries                                                              $ 8,347,070    $16,852,584
                            Full service St-Line rent                                               $22,084,937    $39,573,871
                            Full service St-Line rent per sq. ft                                    $     41.01    $     35.61
                            % Full service St-Lined rent                                                  55.81%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                     2             31

Washington Mutual Tower(2)  Square feet expiring                         4,070 sf     137,888 sf     199,110 sf    1,139,931 sf
                            Straight-Line rent                         $   97,680    $ 2,652,965    $ 5,605,002    $24,612,280
                            Straight-Line rent per sq. ft              $    24.00    $     19.24    $     28.15    $     21.59
                            Recoveries                                 $     --      $   275,716    $   482,478    $ 1,358,916
                            Full service St-Line rent                  $   97,680    $ 2,928,681    $ 6,087,480    $25,971,196
                            Full service St-Line rent per sq. ft       $    24.00    $     21.24    $     30.57    $     22.78
                            % Full service St-Lined rent                     0.38%         11.28%         23.44%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                       1              1              1             89


125 Summer Street(2)        Square feet expiring                                                      85,169 sf     460,835 sf
                            Straight-Line rent                                                      $ 2,114,948    $11,931,078
                            Straight-Line rent per sq. ft                                           $     24.83    $     25.89
                            Recoveries                                                              $ 1,211,691    $ 4,722,680
                            Full service St-Line rent                                               $ 3,326,639    $16,653,758
                            Full service St-Line rent per sq. ft                                    $     39.06    $     36.14
                            % Full service St-Lined rent                                                  19.98%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                     1             26

Tower 56(2)                 Square feet expiring                                                                    160,943 sf
                            Straight-Line rent                                                                     $ 7,053,781
                            Straight-Line rent per sq. ft                                                          $     43.83
                            Recoveries                                                                             $    81,591
                            Full service St-Line rent                                                              $ 7,135,372
                            Full service St-Line rent per sq. ft                                                   $     44.33
                            % Full service St-Lined rent                                                                100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                                   44

One Lincoln Centre(1)       Square feet expiring                                                                    269,144 sf
                            Straight-Line rent                                                                     $ 5,117,416
                            Straight-Line rent per sq. ft                                                          $     19.01
                            Recoveries                                                                             $ 2,477,964
                            Full service St-Line rent                                                              $ 7,595,380
                            Full service St-Line rent per sq. ft                                                   $     28.22
                            % Full service St-Lined rent                                                                100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                                   41

527 Madison Avenue(2)       Square feet expiring                        27,074 sf      32,929 sf                    214,893 sf
                            Straight-Line rent                         $1,119,356    $ 1,612,968                   $11,489,426
                            Straight-Line rent per sq. ft              $    41.34    $     48.98                   $     53.47
                            Recoveries                                 $      609    $     3,805                   $   620,106
                            Full service St-Line rent                  $1,119,965    $ 1,616,773                   $12,109,532
                            Full service St-Line rent per sq. ft       $    41.37    $     49.10                   $     56.35
                            % Full service St-Lined rent                     9.25%         13.35%                       100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                       4              2                            20


                                                                         Q4
PROPERTY                                                                1998           1999          2000            2001
--------                                                                ----           ----          ----            ----
191 Peachtree Street(1)     Square feet expiring                       4,372 sf       1,501 sf       6,347 sf     146,035 sf
                            Straight-Line rent                      $      --      $    22,515    $    68,399    $ 2,809,015
                            Straight-Line rent per sq. ft           $      --      $     15.00    $     10.78    $     19.24
                            Recoveries                                             $    10,248    $    61,456    $ 1,278,452
                            Full service St-Line rent               $      --      $    32,763    $   129,855    $ 4,087,467
                            Full service St-Line rent per sq. ft    $      --      $     21.83    $     20.46    $     27.99
                            % Full service St-Lined rent                   0.00%          0.09%          0.34%         10.85%
                            Asking market rent per sq. ft           $     26.00
                            No. of tenant leases expiring                     1              1              4              7

Market Square(2)            Square feet expiring                      32,408 sf       6,544 sf      49,774 sf      90,769 sf
                            Straight-Line rent                      $ 1,064,508    $   158,328    $ 1,413,552    $ 3,491,160
                            Straight-Line rent per sq. ft           $     32.85    $     24.19    $     28.40    $     38.46
                            Recoveries                                             $    17,496    $   344,508    $   548,160
                            Full service St-Line rent               $ 1,064,508    $   175,824    $ 1,758,060    $ 4,039,320
                            Full service St-Line rent per sq. ft    $     32.85    $     26.87    $     35.32    $     44.50
                            % Full service St-Lined rent                   3.89%          0.64%          6.42%         14.76%
                            Asking market rent per sq. ft           $     46.00
                            No. of tenant leases expiring                     2              2              7              8

500 Boylston Street(1)      Square feet expiring                                     15,641 sf                        673 sf
                            Straight-Line rent                                     $   300,225                   $    10,095
                            Straight-Line rent per sq. ft                          $     19.19                   $     15.00
                            Recoveries                                             $    92,547                   $     5,841
                            Full service St-Line rent                              $   392,772                   $    15,936
                            Full service St-Line rent per sq. ft                   $     25.11                   $     23.68
                            % Full service St-Lined rent                                  1.58%                         0.06%
                            Asking market rent per sq. ft           $     47.00
                            No. of tenant leases expiring                                    3                             1

222 Berkeley Street(1)      Square feet expiring                                     35,923 sf       2,926 sf      84,319 sf
                            Straight-Line rent                                     $   582,047    $   157,240    $ 2,305,800
                            Straight-Line rent per sq. ft                          $     16.20    $     53.74    $     27.35
                            Recoveries                                             $   458,083    $    31,203    $   957,870
                            Full service St-Line rent                              $ 1,040,130    $   188,443    $ 3,263,670
                            Full service St-Line rent per sq. ft                   $     28.95    $     64.40    $     38.71
                            % Full service St-Lined rent                                  6.17%          1.12%         19.35%
                            Asking market rent per sq. ft           $     47.00
                            No. of tenant leases expiring                                    3              1              9

Charlotte Plaza(2)          Square feet expiring                       4,953 sf      33,101 sf      53,325 sf      70,116 sf
                            Straight-Line rent                      $    48,996    $   626,088    $   939,084    $ 1,186,536
                            Straight-Line rent per sq. ft           $      9.89    $     18.91    $     17.61    $     16.92
                            Recoveries                              $       696    $    18,048    $    21,492    $    24,864
                            Full service St-Line rent               $    49,692    $   644,136    $   960,576    $ 1,211,400
                            Full service St-Line rent per sq. ft    $     10.03    $     19.46    $     18.01    $     17.28
                            % Full service St-Lined rent                   0.48%          6.19%          9.24%         11.65%
                            Asking market rent per sq. ft           $     24.00
                            No. of tenant leases expiring                     2              6              4              2

200 Galleria(2)             Square feet expiring                       4,922 sf      23,963 sf      70,119 sf      55,400 sf
                            Straight-Line rent                      $   101,352    $   487,620    $ 1,612,020    $ 1,149,948
                            Straight-Line rent per sq. ft           $     20.59    $     20.35    $     22.99    $     20.76
                            Recoveries                              $      --      $    16,896    $    53,808    $    33,492
                            Full service St-Line rent               $   101,352    $   504,516    $ 1,665,828    $ 1,183,440
                            Full service St-Line rent per sq. ft    $     20.59    $     21.05    $     23.76    $     21.36
                            % Full service St-Lined rent                   1.10%          5.48%         18.08%         12.85%
                            Asking market rent per sq. ft           $     27.00
                            No. of tenant leases expiring                     2              4             16             12

11 Canal Center(2)          Square feet expiring                                      2,944 sf       2,033 sf       1,572 sf
                            Straight-Line rent                                     $    66,936    $    39,852    $    37,308
                            Straight-Line rent per sq. ft                          $     22.74    $     19.60    $     23.73
                            Recoveries                                             $      --      $     1,272    $      --
                            Full service St-Line rent                              $    66,936    $    41,124    $    37,308
                            Full service St-Line rent per sq. ft                   $     22.74    $     20.23    $     23.73
                            % Full service St-Lined rent                                  4.02%          2.47%          2.24%
                            Asking market rent per sq. ft           $     27.00
                            No. of tenant leases expiring                                    1              1              1





PROPERTY                                                               2002           2003           2004            2005
--------                                                               ----           ----           ----            ----
191 Peachtree Street(1)     Square feet expiring                      28,571 sf       6,535 sf      34,394 sf      21,508 sf
                            Straight-Line rent                      $   472,152    $   107,199    $   748,236    $   370,947
                            Straight-Line rent per sq. ft           $     16.53    $     16.40    $     21.75    $     17.25
                            Recoveries                              $   226,766    $    39,334    $   232,468    $   142,810
                            Full service St-Line rent               $   698,928    $   146,533    $   980,704    $   513,757
                            Full service St-Line rent per sq. ft    $     24.46    $     22.42    $     28.51    $     23.89
                            % Full service St-Lined rent                   1.85%          0.39%          2.60%          1.36%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     4              2              3              5

Market Square(2)            Square feet expiring                       6,658 sf      16,870 sf      32,835 sf     173,827 sf
                            Straight-Line rent                      $   201,792    $   626,076    $ 1,183,692    $ 5,822,184
                            Straight-Line rent per sq. ft           $     30.31    $     37.11    $     36.05    $     33.49
                            Recoveries                              $    13,548    $   102,876    $   185,996    $ 1,881,432
                            Full service St-Line rent               $   215,340    $   728,952    $ 1,369,688    $ 7,703,616
                            Full service St-Line rent per sq. ft    $     32.34    $     43.21    $     41.71    $     44.32
                            % Full service St-Lined rent                   0.79%          2.66%          5.00%         28.14%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     3              4              4              4

500 Boylston Street(1)      Square feet expiring                                    459,999 sf      16,079 sf
                            Straight-Line rent                                     $10,687,502    $   307,592
                            Straight-Line rent per sq. ft                          $     23.23    $     19.13
                            Recoveries                                             $ 4,946,406    $   202,622
                            Full service St-Line rent                              $15,633,908    $   510,214
                            Full service St-Line rent per sq. ft                   $     33.99    $     31.73
                            % Full service St-Lined rent                                 62.88%          2.05%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                    4              3

222 Berkeley Street(1)      Square feet expiring                      93,829 sf
                            Straight-Line rent                      $ 1,830,139
                            Straight-Line rent per sq. ft           $     19.51
                            Recoveries                              $ 1,190,070
                            Full service St-Line rent               $ 3,020,209
                            Full service St-Line rent per sq. ft    $     32.19
                            % Full service St-Lined rent                  17.91%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     6

Charlotte Plaza(2)          Square feet expiring                      73,778 sf      36,995 sf     111,398 sf      17,787 sf
                            Straight-Line rent                      $ 1,345,956    $   689,220    $ 1,602,420    $   318,456
                            Straight-Line rent per sq. ft           $     18.24    $     18.63    $     14.38    $     17.90
                            Recoveries                              $    24,852    $    11,424    $    23,304    $      --
                            Full service St-Line rent               $ 1,370,808    $   700,644    $ 1,625,724    $   318,456
                            Full service St-Line rent per sq. ft    $     18.58    $     18.94    $     14.59    $     17.90
                            % Full service St-Lined rent                  13.18%          6.74%         15.63%          3.06%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     9              6              3              2

200 Galleria(2)             Square feet expiring                     157,022 sf      78,440 sf       3,470 sf
                            Straight-Line rent                      $ 3,320,484    $ 1,902,180    $    75,408
                            Straight-Line rent per sq. ft           $     21.15    $     24.25    $     21.73
                            Recoveries                              $   175,140    $     9,084    $      --
                            Full service St-Line rent               $ 3,495,624    $ 1,911,264    $    75,408
                            Full service St-Line rent per sq. ft    $     22.26    $     24.37    $     21.73
                            % Full service St-Lined rent                  37.95%         20.75%          0.82%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     9             11              1

11 Canal Center(2)          Square feet expiring                       5,033 sf                                    13,618 sf
                            Straight-Line rent                      $   119,784                                  $   358,260
                            Straight-Line rent per sq. ft           $     23.80                                  $     26.31
                            Recoveries                              $      --                                    $       432
                            Full service St-Line rent               $   119,784                                  $   358,692
                            Full service St-Line rent per sq. ft    $     23.80                                  $     26.34
                            % Full service St-Lined rent                   7.19%                                       21.53%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     1                                            2




                                                                                                      2008 and
PROPERTY                                                                 2006           2007           Beyond        Total
--------                                                                 ----           ----           ------        -----

191 Peachtree Street(1)     Square feet expiring                     440,697 sf                   495,739 sf    1,185,699 sf
                            Straight-Line rent                      $12,093,286                  $11,179,365    $27,871,114
                            Straight-Line rent per sq. ft           $     27.44                  $     22.55    $     23.51
                            Recoveries                              $ 3,752,354                  $ 4,071,877    $ 9,815,775
                            Full service St-Line rent               $15,845,640                  $15,251,242    $37,686,889
                            Full service St-Line rent per sq. ft    $     35.96                  $     30.76    $     31.78
                            % Full service St-Lined rent                  42.05%                       40.47%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     3                            4             34

Market Square(2)            Square feet expiring                      57,781 sf     10,024 sf     171,006 sf     648,496 sf
                            Straight-Line rent                      $ 2,016,504   $   358,500    $ 5,431,284    $21,767,580
                            Straight-Line rent per sq. ft           $     34.90   $     35.76    $     31.76    $     33.57
                            Recoveries                              $   820,586   $     9,247    $ 1,680,384    $ 5,604,233
                            Full service St-Line rent               $ 2,837,090   $   367,747    $ 7,111,668    $27,371,813
                            Full service St-Line rent per sq. ft    $     49.10   $     36.69    $     41.59    $     42.21
                            % Full service St-Lined rent                  10.37%         1.34%         25.98%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     2             3              8             47

500 Boylston Street(1)      Square feet expiring                                     3,005 sf     218,826 sf     714,223 sf
                            Straight-Line rent                                    $    97,663    $ 5,409,488    $16,812,565
                            Straight-Line rent per sq. ft                         $     32.50    $     24.72    $     23.54
                            Recoveries                                            $    27,660    $ 2,773,472    $ 8,048,548
                            Full service St-Line rent                             $   125,323    $ 8,182,960    $24,861,113
                            Full service St-Line rent per sq. ft                  $     41.70    $     37.39    $     34.81
                            % Full service St-Lined rent                                 0.50%         32.91%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                   1              2             14

222 Berkeley Street(1)      Square feet expiring                                   274,583 sf      39,068 sf     530,648 sf
                            Straight-Line rent                                    $ 4,232,992    $ 1,064,911    $10,173,129
                            Straight-Line rent per sq. ft                         $     15.42    $     27.26    $     19.17
                            Recoveries                                            $ 3,537,317    $   515,964    $ 6,690,507
                            Full service St-Line rent                             $ 7,770,309    $ 1,580,875    $16,863,636
                            Full service St-Line rent per sq. ft                  $     28.30    $     40.46    $     31.78
                            % Full service St-Lined rent                                46.08%          9.37%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                   6              3             28

Charlotte Plaza(2)          Square feet expiring                      1,222 sf       9,889 sf     189,008 sf     601,572 sf
                            Straight-Line rent                      $   23,652    $   217,560    $ 3,128,952    $10,126,920
                            Straight-Line rent per sq. ft           $    19.36    $     22.00    $     16.55    $     16.83
                            Recoveries                              $     --      $      --      $   147,624    $   272,304
                            Full service St-Line rent               $   23,652    $   217,560    $ 3,276,576    $10,399,224
                            Full service St-Line rent per sq. ft    $    19.36    $     22.00    $     17.34    $     17.29
                            % Full service St-Lined rent                  0.23%          2.09%         31.51%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                    1              1              6             42

200 Galleria(2)             Square feet expiring                     11,384 sf                                   404,720 sf
                            Straight-Line rent                      $  262,068                                  $ 8,911,080
                            Straight-Line rent per sq. ft           $    23.02                                  $     22.02
                            Recoveries                              $   12,756                                  $   301,176
                            Full service St-Line rent               $  274,824                                  $ 9,212,256
                            Full service St-Line rent per sq. ft    $    24.14                                  $     22.76
                            % Full service St-Lined rent                  2.98%                                      100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                    1                                           56

11 Canal Center(2)          Square feet expiring                                    41,967 sf                     67,167 sf
                            Straight-Line rent                                    $ 1,041,780                   $ 1,663,920
                            Straight-Line rent per sq. ft                         $     24.82                   $     24.77
                            Recoveries                                            $      --                     $     1,704
                            Full service St-Line rent                             $ 1,041,780                   $ 1,665,624
                            Full service St-Line rent per sq. ft                  $     24.82                   $     24.80
                            % Full service St-Lined rent                                62.55%                       100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                   1                             7



                                                                         Q4
PROPERTY                                                                1998           1999          2000            2001
--------                                                                ----           ----          ----            ----

99 Canal Center(2)          Square feet expiring                       1,647 sf       4,693 sf       9,063 sf      51,666 sf
                            Straight-Line rent                      $      --      $    76,092    $   209,136    $ 1,253,160
                            Straight-Line rent per sq. ft           $      --      $     16.21    $     23.08    $     24.26
                            Recoveries                              $      --      $     6,132    $     3,432    $    71,880
                            Full service St-Line rent               $      --      $    82,224    $   212,568    $ 1,325,040
                            Full service St-Line rent per sq. ft    $      --      $     17.52    $     23.45    $     25.65
                            % Full service St-Lined rent                   0.00%          2.48%          6.42%         39.99%
                            Asking market rent per sq. ft           $     27.00
                            No. of tenant leases expiring                     1              2              2              5

TransPotomac Plaza 5(2)     Square feet expiring                       3,496 sf       2,081 sf       1,686 sf      14,811 sf
                            Straight-Line rent                      $    73,416    $    42,732    $    32,640    $   275,316
                            Straight-Line rent per sq. ft           $     21.00    $     20.53    $     19.36    $     18.59
                            Recoveries                              $      --      $       984    $       312    $     2,136
                            Full service St-Line rent               $    73,416    $    43,716    $    32,952    $   277,452
                            Full service St-Line rent per sq. ft    $     21.00    $     21.01    $     19.54    $     18.73
                            % Full service St-Lined rent                   3.66%          2.18%          1.64%         13.84%
                            Asking market rent per sq. ft           $     25.00
                            No. of tenant leases expiring                     1              1              1              1

Sixty State Street(2)       Square feet expiring                       1,262 sf      33,692 sf       2,762 sf      28,735 sf
                            Straight-Line rent                      $    38,627    $   697,889    $    74,436    $   871,567
                            Straight-Line rent per sq. ft           $     30.61    $     20.71    $     26.95    $     30.33
                            Recoveries                              $     3,753    $   102,419    $     6,537    $    51,125
                            Full service St-Line rent               $    42,380    $   800,308    $    80,973    $   922,692
                            Full service St-Line rent per sq. ft    $     33.58    $     23.75    $     29.32    $     32.11
                            % Full service St-Lined rent                   0.15%          2.85%          0.29%          3.29%
                            Asking market rent per sq. ft           $     48.00
                            No. of tenant leases expiring                     2              4              1              3

Corporate 500 Centre(1)     Square feet expiring                       9,893 sf      12,022 sf      36,362 sf      40,723 sf
                            Straight-Line rent                      $   176,933    $   175,044    $   798,340    $ 1,060,416
                            Straight-Line rent per sq. ft           $     17.88    $     14.56    $     21.96    $     26.04
                            Recoveries                              $    38,231    $    63,048    $   343,872    $   376,896
                            Full service St-Line rent               $   215,164    $   238,092    $ 1,142,212    $ 1,437,312
                            Full service St-Line rent per sq. ft    $     21.75    $     19.80    $     31.41    $     35.29
                            % Full service St-Lined rent                   1.12%          1.24%          5.96%          7.50%
                            Asking market rent per sq. ft           $     29.00
                            No. of tenant leases expiring                     4              4              5              4

One Memorial Drive(2)       Square feet expiring                       7,874 sf      21,422 sf
                            Straight-Line rent                      $   281,495    $   407,018
                            Straight-Line rent per sq. ft           $     35.75    $     19.00
                            Recoveries                              $    33,480    $    31,829
                            Full service St-Line rent               $   314,975    $   438,847
                            Full service St-Line rent per sq. ft    $     40.00    $     20.49
                            % Full service St-Lined rent                   2.55%          3.56%
                            Asking market rent per sq. ft           $     42.00
                            No. of tenant leases expiring                     1              1

201 California Street(2)    Square feet expiring                                    117,005 sf                     42,778 sf
                            Straight-Line rent                                     $ 2,623,176                   $   929,136
                            Straight-Line rent per sq. ft                          $     22.42                   $     21.72
                            Recoveries                                             $   398,304                   $    31,500
                            Full service St-Line rent                              $ 3,021,480                   $   960,636
                            Full service St-Line rent per sq. ft                   $     25.82                   $     22.46
                            % Full service St-Lined rent                                 47.37%                        15.06%
                            Asking market rent per sq. ft           $     45.00
                            No. of tenant leases expiring                                    4                             1

Wilshire Palisades(2)       Square feet expiring                       1,316 sf                      5,118 sf      71,448 sf
                            Straight-Line rent                      $    31,584                   $   110,556    $ 3,762,684
                            Straight-Line rent per sq. ft           $     24.00                   $     21.60    $     52.66
                            Recoveries                              $     1,380                   $    11,952    $   326,616
                            Full service St-Line rent               $    32,964                   $   122,508    $ 4,089,300
                            Full service St-Line rent per sq. ft    $     25.05                   $     23.94    $     57.23
                            % Full service St-Lined rent                   0.40%                         1.48%         49.25%
                            Asking market rent per sq. ft           $     42.00
                            No. of tenant leases expiring                     1                             1              6




PROPERTY                                                               2002           2003           2004            2005
--------                                                               ----           ----           ----            ----
99 Canal Center(2)          Square feet expiring                      21,710 sf      46,442 sf
                            Straight-Line rent                      $   543,900    $ 1,068,096
                            Straight-Line rent per sq. ft           $     25.05    $     23.00
                            Recoveries                              $    17,772    $    19,320
                            Full service St-Line rent               $   561,672    $ 1,087,416
                            Full service St-Line rent per sq. ft    $     25.87    $     23.41
                            % Full service St-Lined rent                  16.95%         32.82%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     2              5

TransPotomac Plaza 5(2)     Square feet expiring                      25,926 sf                      7,702 sf
                            Straight-Line rent                      $   517,800                   $   177,816
                            Straight-Line rent per sq. ft           $     19.97                   $     23.09
                            Recoveries                              $     7,764                   $      --
                            Full service St-Line rent               $   525,564                   $   177,816
                            Full service St-Line rent per sq. ft    $     20.27                   $     23.09
                            % Full service St-Lined rent                  26.22%                         8.87%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     2                             2

Sixty State Street(2)       Square feet expiring                     189,493 sf      47,354 sf     113,670 sf
                            Straight-Line rent                      $ 3,893,189    $ 1,173,338    $ 3,539,587
                            Straight-Line rent per sq. ft           $     20.55    $     24.78    $     31.14
                            Recoveries                              $ 2,057,400    $    79,341    $   220,607
                            Full service St-Line rent               $ 5,950,589    $ 1,252,679    $ 3,760,194
                            Full service St-Line rent per sq. ft    $     31.40    $     26.45    $     33.08
                            % Full service St-Lined rent                  21.20%          4.46%         13.40%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     5              2             10

Corporate 500 Centre(1)     Square feet expiring                      55,101 sf     160,472 sf      13,852 sf
                            Straight-Line rent                      $ 1,137,468    $ 3,567,213    $   275,112
                            Straight-Line rent per sq. ft           $     20.64    $     22.23    $     19.86
                            Recoveries                              $   504,996    $ 1,202,604    $   134,760
                            Full service St-Line rent               $ 1,642,464    $ 4,769,817    $   409,872
                            Full service St-Line rent per sq. ft    $     29.81    $     29.72    $     29.59
                            % Full service St-Lined rent                   8.57%         24.89%          2.14%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     7             10              1

One Memorial Drive(2)       Square feet expiring                      70,753 sf      60,840 sf      95,472 sf
                            Straight-Line rent                      $ 2,283,230    $ 2,027,913    $ 2,979,229
                            Straight-Line rent per sq. ft           $     32.27    $     33.33    $     31.21
                            Recoveries                              $    76,568    $   155,547    $   134,499
                            Full service St-Line rent               $ 2,359,798    $ 2,183,460    $ 3,113,728
                            Full service St-Line rent per sq. ft    $     33.35    $     35.89    $     32.61
                            % Full service St-Lined rent                  19.12%         17.69%         25.23%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     5              2              2

201 California Street(2)    Square feet expiring                       1,664 sf      78,783 sf
                            Straight-Line rent                      $    53,244    $ 2,201,376
                            Straight-Line rent per sq. ft           $     32.00    $     27.94
                            Recoveries                              $       192    $   141,900
                            Full service St-Line rent               $    53,436    $ 2,343,276
                            Full service St-Line rent per sq. ft    $     32.11    $     29.74
                            % Full service St-Lined rent                   0.84%         36.74%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     1              2

Wilshire Palisades(2)       Square feet expiring                      72,506 sf                     14,921 sf
                            Straight-Line rent                      $ 2,399,244                   $   703,680
                            Straight-Line rent per sq. ft           $     33.09                   $     47.16
                            Recoveries                              $    37,800                   $      --
                            Full service St-Line rent               $ 2,437,044                   $   703,680
                            Full service St-Line rent per sq. ft    $     33.61                   $     47.16
                            % Full service St-Lined rent                  29.35%                         8.47%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     6                             1




                                                                                                      2008 and
PROPERTY                                                                 2006           2007           Beyond        Total
--------                                                                 ----           ----           ------        -----
99 Canal Center(2)          Square feet expiring                                                    1,760 sf     136,981 sf
                            Straight-Line rent                                                   $    44,316    $ 3,194,700
                            Straight-Line rent per sq. ft                                        $     25.18    $     23.32
                            Recoveries                                                           $      --      $   118,536
                            Full service St-Line rent                                            $    44,316    $ 3,313,236
                            Full service St-Line rent per sq. ft                                 $     25.18    $     24.19
                            % Full service St-Lined rent                                                1.34%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                  1             18

TransPotomac Plaza 5(2)     Square feet expiring                                    17,670 sf      19,610 sf      92,982 sf
                            Straight-Line rent                                    $   431,688    $   438,561    $ 1,989,969
                            Straight-Line rent per sq. ft                         $     24.43    $     22.36    $     21.40
                            Recoveries                                            $     3,180    $      --      $    14,376
                            Full service St-Line rent                             $   434,868    $   438,561    $ 2,004,345
                            Full service St-Line rent per sq. ft                  $     24.61    $     22.36    $     21.56
                            % Full service St-Lined rent                                21.70%         21.88%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                   2              1             11

Sixty State Street(2)       Square feet expiring                     35,537 sf      31,600 sf     331,173 sf     815,278 sf
                            Straight-Line rent                      $1,085,482    $   925,037    $ 8,529,321    $20,828,473
                            Straight-Line rent per sq. ft           $    30.55    $     29.27    $     25.75    $     25.55
                            Recoveries                              $   57,248    $   331,318    $ 4,330,778    $ 7,240,526
                            Full service St-Line rent               $1,142,730    $ 1,256,355    $12,860,099    $28,068,999
                            Full service St-Line rent per sq. ft    $    32.16    $     39.76    $     38.83    $     34.43
                            % Full service St-Lined rent                  4.07%          4.48%         45.82%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                    2              4              3             36

Corporate 500 Centre(1)     Square feet expiring                    135,590 sf      43,140 sf     110,201 sf     617,356 sf
                            Straight-Line rent                      $3,131,604    $   924,420    $ 2,588,964    $13,835,514
                            Straight-Line rent per sq. ft           $    23.10    $     21.43    $     23.49    $     22.41
                            Recoveries                              $1,251,852    $   332,760    $ 1,078,881    $ 5,327,900
                            Full service St-Line rent               $4,383,456    $ 1,257,180    $ 3,667,845    $19,163,414
                            Full service St-Line rent per sq. ft    $    32.33    $     29.14    $     33.28    $     31.04
                            % Full service St-Lined rent                 22.87%          6.56%         19.14%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                    1              2              2             40

One Memorial Drive(2)       Square feet expiring                                    42,740 sf      55,763 sf     354,864 sf
                            Straight-Line rent                                    $ 1,424,328    $ 2,302,691    $11,705,904
                            Straight-Line rent per sq. ft                         $     33.33    $     41.29    $     32.99
                            Recoveries                                            $    25,987    $   176,283    $   634,193
                            Full service St-Line rent                             $ 1,450,315    $ 2,478,974    $12,340,097
                            Full service St-Line rent per sq. ft                  $     33.93    $     44.46    $     34.77
                            % Full service St-Lined rent                                11.75%         20.09%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                   1              1             13

201 California Street(2)    Square feet expiring                                                                 240,230 sf
                            Straight-Line rent                                                                  $ 5,806,932
                            Straight-Line rent per sq. ft                                                       $     24.17
                            Recoveries                                                                          $   571,896
                            Full service St-Line rent                                                           $ 6,378,828
                            Full service St-Line rent per sq. ft                                                $     26.55
                            % Full service St-Lined rent                                                             100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                                 8

Wilshire Palisades(2)       Square feet expiring                                    20,389 sf                    185,698 sf
                            Straight-Line rent                                    $   877,308                   $ 7,885,056
                            Straight-Line rent per sq. ft                         $     43.03                   $     42.46
                            Recoveries                                            $    40,212                   $   417,960
                            Full service St-Line rent                             $   917,520                   $ 8,303,016
                            Full service St-Line rent per sq. ft                  $     45.00                   $     44.71
                            % Full service St-Lined rent                                11.05%                       100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                   1                            16


                                                                         Q4
PROPERTY                                                                1998           1999          2000            2001
--------                                                                ----           ----          ----            ----
All Properties Total        Square feet expiring(3)                  124,866 sf     770,738 sf     678,576 sf     953,264 sf
                            Straight-Line rent(4)                   $ 3,178,033    $17,761,286    $13,182,071    $27,685,262
                            Straight-Line rent per sq. ft           $     25.45    $     23.04    $     19.43    $     29.04
                            Recoveries (5)                          $   349,391    $ 3,628,427    $ 4,205,921    $ 4,856,935
                            Full service St-Line rent(6)            $ 3,527,424    $21,389,713    $17,387,992    $32,542,197
                            Full service St-Line rent per sq. ft    $     28.25    $     27.75    $     25.62    $     34.14
                            % Full service St-Lined rent                   1.04%          6.31%          5.13%          9.60%
                            Asking market rent per sq. ft.(7)       $     35.48
                            No. of tenant leases expiring(8)                 39             81             94             97



PROPERTY                                                               2002           2003           2004            2005
--------                                                               ----           ----           ----            ----
All Properties Total        Square feet expiring(3)                 1,355,931 sf   1,734,588 sf    895,523 sf     275,301 sf
                            Straight-Line rent(4)                   $27,807,656    $38,115,614    $20,971,731    $ 8,055,470
                            Straight-Line rent per sq. ft           $     20.51    $     21.97    $     23.42    $     29.26
                            Recoveries (5)                          $ 8,520,307    $11,655,247    $ 4,475,975    $ 2,342,157
                            Full service St-Line rent(6)            $36,327,963    $49,770,861    $25,447,706    $10,397,627
                            Full service St-Line rent per sq. ft    $     26.79    $     28.69    $     28.42    $     37.77
                            % Full service St-Lined rent                  10.72%         14.69%          7.51%          3.07%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                110             97             53             18



                                                                                                      2008 and
PROPERTY                                                                 2006           2007           Beyond        Total
--------                                                                 ----           ----           ------        -----
All Properties Total        Square feet expiring(3)                  713,355 sf    742,294 sf    2,862,157 sf    11,106,593 sf
                            Straight-Line rent(4)                   $19,829,632   $15,916,661     $68,006,732     $260,510,148
                            Straight-Line rent per sq. ft           $     27.80   $     21.44     $     23.76    $       23.46
                            Recoveries (5)                          $ 5,895,405   $ 5,065,698     $27,395,203    $  78,390,666
                            Full service St-Line rent(6)            $25,725,037   $20,982,359     $95,401,935    $ 338,900,814
                            Full service St-Line rent per sq. ft    $     36.06   $     28.27     $     33.33    $       30.51
                            % Full service St-Lined rent                   7.59%         6.19%          28.15%          100.00%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                 15            27              37              668



----------

* Includes 4,605 square feet of retail space leased to the Gap at a base rent of $1,001,028 and recoveries of $5,524, totalling to a full service rent of $1,006,552.

                           Cornerstone Properties Inc.
                            Lease Expiration Schedule
                                    Footnotes




----------------------------

(1)      Net Lease building.

(2)      Gross Lease building.

(3)      The total square footage expiring in any particular year.

(4) Straight-line rent is the annual average of all lease payments required to be made through the term of the lease as required under Generally Accepted Accounting Principles.

(5) The actual recovery of operating expenses annualized as of September 30, 1998 in net lease buildings and the recovery of operating expense escalations annualized in gross lease buildings.

(6)      Full Service Straight-Line Rent is Straight-Line Rent plus recoveries.

(7) Asking market rent is the average initially quoted rent to prospective tenants in each building. All market rents shown are on full service basis.

(8)      The number of tenant leases expiring in each year.

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                           -  Tenant Retention Schedule

                           Cornerstone Properties Inc.
                            Tenant Retention Schedule
                            As of September 30, 1998

The attached table sets forth the Company's tenant retention on expiring leases since January 1, 1994. The analysis is based upon the percentage of expiring leases in the applicable building with a tenant or subtenant being retained in the expiring space, or an existing tenant expanding into the expiring space. A tenant's lease is added to the retention schedule at the time a lease extension is signed with the tenant, or the tenant notifies the Company of an option being exercised.



                                      1994                      1995                    1996                          1997
                          ------------------------  ------------------------  -----------------------    --------------------------
                            sq ft    sq ft           sq ft     sq ft           sq ft    sq ft              sq ft     sq ft
                          retained   expir.  ret %  retained   expir.  ret %  retained  expir.   ret %   retained    expir.   ret %
                          --------  -------  -----  --------  -------  -----  --------  ------   -----   --------    ------   -----
One Norwest Center         93,962    94,981   99%    64,627    71,364   91%    43,601    72,903   60%     266,021    313,612    85%
Norwest Center             16,293    26,317   62%    22,762    23,792   96%     4,336     9,777   44%     205,749    234,260    88%
Washington Mutual Tower   127,334   153,645   83%    29,547    44,742   66%    86,956   106,250   82%     182,194    207,738    88%
125 Summer Street                                                              95,816    96,658   99%      41,252     62,218    66%
Tower 56                                                                       46,003    53,762   86%      37,027     50,679    73%
One Lincoln Centre                                                                                         35,320     42,099    84%
527 Madison Avenue                                                                                          5,980     20,587    29%
191 Peachtree Street                                                                                         --         --     --
Market Square                                                                                                --         --     --
500 Boylston Street                                                                                          --        3,005     0%
222 Berkeley Street                                                                                          --         --     --
Charlotte Plaza                                                                                             2,974      6,390    47%
200 Galleria                                                                                               10,672     21,725     9%
11 Canal Center                                                                                              --        8,889     0%
99 Canal Center                                                                                              --         --     --
TransPotomac Plaza 5                                                                                         --         --     --
Sixty State Street                                                                                           --         --     --
Corporate 500 Centre                                                                                         --         --     --
One Memorial Drive                                                                                           --         --     --
201 California Street                                                                                        --         --     --
Wilshire Palisades                                                                                           --         --     --
                          ------------------------  ------------------------  ------------------------    -------------------------
Weighted                  237,589   274,943   86%   116,936   139,898   84%   276,712   339,350   82%     787,189    971,202    81%

                                         YTD 1998 (Q3)
                               ---------------------------------
                                sq ft      sq ft
                               retained    expir.          ret %
                               --------    -------         -----
One Norwest Center              72,170     100,275          72%
Norwest Center                 101,382     111,786          91%
Washington Mutual Tower        321,619     323,056         100%
125 Summer Street              110,447     131,458          84%
Tower 56                        16,790      16,790         100%
One Lincoln Centre              31,166      84,750          37%
527 Madison Avenue              10,277      10,419          99%
191 Peachtree Street            25,617     112,635          23%
Market Square                   27,279      41,241          66%
500 Boylston Street             72,628      72,628         100%
222 Berkeley Street             44,527      44,527         100%
Charlotte Plaza                 30,601      53,503          57%
200 Galleria                    37,404      56,488          66%
11 Canal Center                   --          --          --
99 Canal Center                 29,925      33,918          88%
TransPotomac Plaza 5             6,745      17,185          39%
Sixty State Street             115,178     120,503          96%
Corporate 500 Centre            22,559      66,745          34%
One Memorial Drive                --          --          --
201 California Street             --          --          --
Wilshire Palisades              16,237      16,237         100%
                             ----------------------------------
Weighted                     1,092,551   1,414,144          77%

                            Five year total                 80%
                                                         ------
                                                         ------

                           Cornerstone Properties Inc.




                           Supplemental Information to

                           Quarterly Earnings Release









                           - Leasing Costs and Capital Expenditures

Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.



                                               YTD 1998        1997         1996          1995           1994         Total
One Norwest Center
Total Tenant Lease Costs                        24,169          --            --            --            --          24,169
Total Square Feet Leased                         1,497          --            --            --            --           1,497
Total Per Square Foot                            16.14          --            --            --            --           16.14
Capital Expenditures                              --            --            --            --            --            --

Norwest Center
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

Washington Mutual Tower
Total Tenant Lease Costs                          --         404,988       643,235          --            --       1,048,223
Total Square Feet Leased                          --          69,727       146,517          --            --         216,244
Total Per Square Foot                             --            5.81          4.39          --            --            4.85
Capital Expenditures                              --          88,401        25,500       135,194       102,567       351,662

125 Summer Street
Total Tenant Lease Costs                          --            --         369,727          --            --         369,727
Total Square Feet Leased                          --            --          33,136          --            --          33,136
Total Per Square Foot                             --            --           11.16          --            --           11.16
Capital Expenditures                              --            --            --            --            --            --

Tower 56
Total Tenant Lease Costs                          --            --         174,266          --            --         174,266
Total Square Feet Leased                          --            --           7,115          --            --           7,115
Total Per Square Foot                             --            --           24.49          --            --           24.49
Capital Expenditures                              --            --            --            --            --            --

One Lincoln Centre
Total Tenant Lease Costs                       141,687       261,538         9,706          --            --         412,931
Total Square Feet Leased                         6,021        11,816         1,941          --            --          19,778
Total Per Square Foot                            23.53         22.13          5.00          --            --           20.88
Capital Expenditures                            25,298        61,877          --            --            --          87,175

527 Madison Avenue
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

191 Peachtree Street
Total Tenant Lease Costs                     1,542,393          --                          --            --       1,542,393
Total Square Feet Leased                        40,238          --            --            --            --          40,238
Total Per Square Foot                            38.33          --            --            --            --           38.33
Capital Expenditures                            86,968          --            --            --            --          86,968

Market Square
Total Tenant Lease Costs                       445,933          --            --            --            --         445,933
Total Square Feet Leased                        10,054          --            --            --            --          10,054
Total Per Square Foot                            44.35          --            --            --            --           44.35
Capital Expenditures                              --            --            --            --            --            --

500 Boylston Street
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

222 Berkeley Street
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.

                                               YTD 1998        1997         1996          1995           1994         Total
Charlotte Plaza
Total Tenant Lease Costs                       115,602          --            --            --            --         115,602
Total Square Feet Leased                        26,820          --            --            --            --          26,820
Total Per Square Foot                             4.31          --            --            --            --            4.31
Capital Expenditures                           341,839          --            --            --            --         341,839

200 Galleria
Total Tenant Lease Costs                       301,998        24,132          --            --            --         326,130
Total Square Feet Leased                        15,198         2,139          --            --            --          17,337
Total Per Square Foot                            19.87         11.28          --            --            --           18.81
Capital Expenditures                              --            --                          --            --            --

11 Canal Center
Total Tenant Lease Costs                       185,633          --            --            --            --         185,633
Total Square Feet Leased                         8,889          --            --            --            --           8,889
Total Per Square Foot                            20.88          --            --            --            --           20.88
Capital Expenditures                              --         102,986          --            --            --         102,986

99 Canal Center
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --          51,419          --            --            --          51,419

TransPotomac Plaza 5
Total Tenant Lease Costs                        24,968          --            --            --            --          24,968
Total Square Feet Leased                         4,453          --            --            --            --           4,453
Total Per Square Foot                             5.61          --            --            --            --            5.61
Capital Expenditures                              --          62,579          --            --            --          62,579

Sixty State Street
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                             8,970          --            --            --            --           8,970

Corporate 500 Centre
Total Tenant Lease Costs                        72,834          --            --            --            --          72,834
Total Square Feet Leased                         4,902          --            --            --            --           4,902
Total Per Square Foot                            14.86          --            --            --            --           14.86
Capital Expenditures                              --            --            --            --            --            --

One Memorial Drive
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

201 California Street
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

Wilshire Palisades
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                            24,850          --            --            --            --          24,850

Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.



                                               YTD 1998        1997         1996          1995           1994         Total
Minority Interest*
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

Total Cornerstone Portfolio
Total Tenant Lease Costs                     2,855,217       690,658     1,196,934          --            --       4,742,809
Total Square Feet Leased                       118,072        83,682       188,709          --            --         390,463
Total Per Square Foot Leased                     24.18          8.25          6.34          --            --           12.15

Capital Expenditures                           488,056       367,262        25,500       135,194       102,567     1,118,579
Weighted Average Square Footage Owned**      7,644,000     5,348,000     3,895,680     3,263,769     3,239,636    23,391,085
Total Per Square Foot                             0.06          0.07          0.01          0.04          0.03          0.05

* Adjustments for minority interests at Norwest Center (19.0%), 500 Boylston (8.5%) and 222 Berkeley (8.5%)

**   Square footage owned is adjusted for minority interests as described above

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.


                                              YTD 1998       1997           1996          1995          1994        Total
One Norwest Center
Total Tenant Lease Costs                       193,549     1,823,664     1,009,006       141,135       540,444     3,707,798
Total Square Feet Leased                        75,989       308,697        81,445        75,939       117,966       660,036
Total Per Square Foot                             2.55          5.91         12.39          1.86          4.58          5.62
Capital Expenditures                              --         102,000          --            --            --         102,000

Norwest Center
Total Tenant Lease Costs                       558,040       569,103        42,237       144,275        30,193     1,343,848
Total Square Feet Leased                       116,966       212,795         6,629        24,986        26,939       388,315
Total Per Square Foot                             4.77          2.67          6.37          5.77          1.12          3.46
Capital Expenditures                              --          10,974          --            --            --          10,974

Washington Mutual Tower
Total Tenant Lease Costs                     1,634,183     1,204,606       793,361       290,971     1,065,962     4,989,083
Total Square Feet Leased                       346,317       208,875       124,474        53,894       151,051       884,611
Total Per Square Foot                             4.72          5.77          6.37          5.40          7.06          5.64
Capital Expenditures                             3,579        21,922          --            --          50,801        76,302

125 Summer Street
Total Tenant Lease Costs                       894,738     1,314,489     2,158,339          --            --       4,367,566
Total Square Feet Leased                       119,242        65,105       117,794          --            --         302,141
Total Per Square Foot                             7.50         20.19         18.32          --            --           14.46
Capital Expenditures                            22,322        53,185       518,632          --            --         594,139

Tower 56
Total Tenant Lease Costs                       260,994       724,025       339,124          --            --       1,324,143
Total Square Feet Leased                        24,955        65,283        42,203          --            --         132,441
Total Per Square Foot                            10.46         11.09          8.04          --            --           10.00
Capital Expenditures                              --          43,538          --            --            --          43,538

One Lincoln Centre
Total Tenant Lease Costs                       220,028       287,758         2,859          --            --         510,645
Total Square Feet Leased                        61,099        42,826         3,652          --            --         107,577
Total Per Square Foot                             3.60          6.72          0.78          --            --            4.75
Capital Expenditures                            37,468       154,646          --            --            --         192,114

527 Madison Avenue
Total Tenant Lease Costs                       125,356       746,070          --            --            --         871,426
Total Square Feet Leased                        10,277        29,821          --            --            --          40,098
Total Per Square Foot                            12.20         25.02          --            --            --           21.73
Capital Expenditures                           488,165        86,652          --            --            --         574,817

191 Peachtree Street
Total Tenant Lease Costs                       566,508        96,023          --            --            --         662,531
Total Square Feet Leased                       106,972         2,597          --            --            --         109,569
Total Per Square Foot                             5.30         36.97          --            --            --            6.05
Capital Expenditures                              --            --            --            --            --            --

Market Square
Total Tenant Lease Costs                       390,704          --            --            --            --         390,704
Total Square Feet Leased                        27,279          --            --            --            --          27,279
Total Per Square Foot                            14.32          --            --            --            --           14.32
Capital Expenditures                              --            --            --            --            --            --

500 Boylston Street
Total Tenant Lease Costs                        52,289        34,558          --            --            --          86,847
Total Square Feet Leased                        72,628         3,005          --            --            --          75,633
Total Per Square Foot                             0.72         11.50          --            --            --            1.15
Capital Expenditures                              --            --            --            --            --            --

222 Berkeley Street
Total Tenant Lease Costs                       541,372          --            --            --            --         541,372
Total Square Feet Leased                        44,852          --            --            --            --          44,852
Total Per Square Foot                            12.07          --            --            --            --           12.07
Capital Expenditures                              --            --            --            --            --            --

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.


                                              YTD 1998       1997           1996          1995          1994        Total
Charlotte Plaza
Total Tenant Lease Costs                       457,223       154,044          --            --            --         611,267
Total Square Feet Leased                        53,663         9,139          --            --            --          62,802
Total Per Square Foot                             8.52         16.86          --            --            --            9.73
Capital Expenditures                             5,086        15,039          --            --            --          20,125

200 Galleria
Total Tenant Lease Costs                       531,720       173,242          --            --            --         704,962
Total Square Feet Leased                        53,585        10,672          --            --            --          64,257
Total Per Square Foot                             9.92         16.23          --            --            --           10.97
Capital Expenditures                           125,971          --            --            --            --         125,971

11 Canal Center
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                            18,437          --            --            --            --          18,437

99 Canal Center
Total Tenant Lease Costs                       165,899          --            --            --            --         165,899
Total Square Feet Leased                        33,918          --            --            --            --          33,918
Total Per Square Foot                             4.89          --            --            --            --            4.89
Capital Expenditures                            21,012          --            --            --            --          21,012

TransPotomac Plaza 5
Total Tenant Lease Costs                       214,177          --            --            --            --         214,177
Total Square Feet Leased                        17,185          --            --            --            --          17,185
Total Per Square Foot                            12.46          --            --            --            --           12.46
Capital Expenditures                              --            --            --            --            --

Sixty State Street
Total Tenant Lease Costs                     5,125,892          --            --            --            --       5,125,892
Total Square Feet Leased                       129,778          --            --            --            --         129,778
Total Per Square Foot                            39.50          --            --            --            --           39.50
Capital Expenditures                           173,595          --            --            --            --         173,595

Corporate 500 Centre
Total Tenant Lease Costs                       399,250          --            --            --            --         399,250
Total Square Feet Leased                        37,713          --            --            --            --          37,713
Total Per Square Foot                            10.59          --            --            --            --           10.59
Capital Expenditures                            43,259          --            --            --            --          43,259

One Memorial Drive
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

201 California Street
Total Tenant Lease Costs                          --            --            --            --            --            --
Total Square Feet Leased                          --            --            --            --            --            --
Total Per Square Foot                             --            --            --            --            --            --
Capital Expenditures                              --            --            --            --            --            --

Wilshire Palisades
Total Tenant Lease Costs                       113,087          --            --            --            --         113,087
Total Square Feet Leased                        19,106          --            --            --            --          19,106
Total Per Square Foot                             5.92          --            --            --            --            5.92
Capital Expenditures                           241,084          --            --            --            --         241,084

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.


                                              YTD 1998       1997           1996          1995          1994        Total
Minority Interest*
Total Tenant Lease Costs                     156,488.79      123,622         9,208        30,442         5,978       325,739
Total Square Feet Leased                      32,209.34       44,382         1,372         5,172         5,576        88,712
Total Per Square Foot                              4.86         2.79          6.71          5.89          1.07          3.67
Capital Expenditures                              --           2,272          --            --            --           2,272

Total Cornerstone Portfolio
Total Tenant Lease Costs                     12,288,520    7,003,960     4,335,718       545,939     1,630,621    25,804,758
Total Square Feet Leased                      1,319,315      914,433       374,825       149,647       290,380     3,048,599
Total Per Square Foot Leased                       9.31         7.66         11.57          3.65          5.62          8.46

Capital Expenditures                          1,179,978      485,684       518,632          --          50,801     2,235,095
Weighted Average Square Footage Owned**       7,644,000    5,348,000     3,895,680     3,263,769     3,239,636    23,391,085
Total Per Square Foot                              0.15         0.09          0.13          --            0.02          0.10

* Adjustments for minority interests at Norwest Center (19.0%), 500 Boylston (8.5%) and 222 Berkeley (8.5%)

**   Square footage owned is adjusted for minority interests as described above

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                                     -   Debt Schedule

                           Cornerstone Properties Inc.
                                  Debt Schedule
                               September 30, 1998




The following table sets forth certain information regarding the consolidated debt obligations of the Company as of September 30, 1998, including mortgage obligations relating to the Properties. All of this debt, with the exception of the Convertible Promissory Note due 2001, is nonrecourse to the Company. However, notwithstanding the nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including fraud, misappropriation of funds and environmental liabilities.

                                                                         Maturity      Prepayment
Property                               Amortization     Interest Rate      Date        Provisions        9/30/98
--------                               ------------     -------------      ----        ----------        -------
Convertible Promissory Note due 2001
  (A).............................     Interest only     8.11% max (B)    Jan-2001    Not prepayable     $12,926,000
One Norwest Center (C)............     30 year           6.90 (D)         Oct-2008     (E)                98,500,000
Norwest Center....................     Interest only     8.74             Dec-2005    Not prepayable     110,000,000
Washington Mutual Tower...........     Interest only     7.53             Nov-2005     (F)                79,100,000
125 Summer Street.................     Interest only (G) 7.20             Jan-2003     (H)                50,000,000
Tower 56..........................     30 year           7.67             May-2003     (I)                17,608,000
TransPotomac Plaza 5 and Charlotte
  Plaza (J).......................     Interest only     7.28             Oct-2000    Not prepayable      65,000,000
527 Madison Avenue and One Lincoln
  Centre (J)......................     Interest only     7.47             Oct-2004    Not prepayable      65,000,000
Market Square (K) and 200
  Galleria (J)....................     Interest only     7.54             Oct-2007    Not prepayable     120,000,000
Sixty State Street (L)............     30 year           6.84             Jan-2005     (M)                88,141,000
Corporate 500 Centre (N)..........     Interest only     6.63 (O)         Jul-2002    Prepayable          80,000,000
201 California Street (P).........     30 year           6.70             Mar-2005     (Q)                33,171,000
Wilshire Palisades (R)............     30 year           6.70             Jul-2002     (S)                30,109,000
                                                         ----------------------------                   ------------
                                                         7.37 (T)         6.4 yrs. (T)                  $849,555,000


Credit Line

The Company has a $350 million Revolving Credit Facility with Bankers Trust Company and The Chase Manhattan Bank for acquisitions and general working capital purposes as well as the issuance of letters of credit. The interest rate on the line of credit depends on the Company's leverage ratio at the time of borrowing and will be at a spread of 1.10% to 1.40% over LIBOR or the Prime Rate at the borrower's option. The letters of credit will be priced at the applicable Eurodollar credit spread. The line of credit expires on October 27, 2000. As of September 30, 1998, $148.0 million of the credit line was outstanding at a rate of approximately 6.79%. The line of credit contains certain restrictive covenants including; (i) a limitation on the Company's dividend to 90% of funds from operations and 110% of cash available for distribution; (ii) total liabilities to total property asset value cannot exceed 55%; (iii) adjusted EBITDA to interest expense may not be less than 2.25 to 1.00; (iv) fixed charge coverage may not be less than 1.75 to 1.00; and (v) total property asset value to secured indebtedness may not be less than 2.50 to 1.00.

                           Cornerstone Properties Inc.
                                  Debt Schedule
                                    Footnotes

(A) The lender, Hines, has the right to convert the note into Common Stock at a conversion price of $14.30 per share. At maturity, the Company is entitled to repay the principal of the note with Common Stock priced at the lesser of $14.30 per share or the then-existing share price.

(B)      Lesser of 30-day LIBOR plus 0.5% or 8.11%.

(C) On September 25, 1998, the Company completed the refinancing of the $96.1 million mortgage on One Norwest Center with CIGNA and Mass Mutual. As a result of the refinancing, the principal balance was increased to $98.5 million, the term of the loan was extended from three years to ten years and the interest rate was reduced from 7.50% to 6.90%.

(D) Weighted-average interest rate among the three notes comprising the $98.5 million total mortgage balance.

(E) No prepayment until October 1, 2000. From October 1, 2000 through September 30, 2007, the prepayment fee is the greater of: (1) 1% of the outstanding principal balance or (2) Treasury Yield Maintenance (as defined). Beginning October 1, 2007, the prepayment fee is Treasury Yield Maintenance. The loan may be repaid at par during the last 90 days of the loan.

(F) No prepayment until September 30, 1998. Prepayable thereafter, with a prepayment fee equal to the greater of: (1) 1% of the outstanding principal balance or (2) Treasury Yield Maintenance (as defined). Prepayment without fee during the six months prior to the maturity date.

(G) Interest only payments through January 1, 2001, with a 25-year amortization schedule thereafter.

(H) Beginning July 1, 1999, the prepayment fee is the greater of Treasury Yield Maintenance (as defined) or 1% of the outstanding principal balance. Prepayment without fee on or after three months prior to maturity date.

(I) Open to prepayment after December 31, 1999, with a prepayment fee equal to the greater of 1% of the principal balance or Treasury Yield Maintenance (as defined). Prepayment without fee during the three months prior to the maturity date.

(J) The three notes arising from the acquisition of several properties from DIHC are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes.

(K) The collateral for this loan is a pledge of the $181 million first mortgage loan on Market Square which the Company purchased from PGGM.

(L) While the face amount of the loan is $77,938,000, and the interest rate is 9.5%, the Company is carrying the debt at $88,141,000, which is the market value of the loan at the time of the closing, less the amortization of principal and premium since closing, based upon a market interest rate for similar quality loans of 6.84%.

(M) Beginning February 1, 2000, the prepayment fee is equal to the greater of: (1) 2% of the outstanding principal balance or (2) Treasury Yield Maintenance (as defined). The 2% maximum is reduced by 0.25% per annum thereafter until it reaches 1%. Prepayment without fee during the 90 days prior to the maturity date.

(N) On October 9, 1998, the Company completed the refinancing of the $80.0 million mortgage on Corporate 500 Centre with Teachers Insurance and Annuity Association. As a result of the refinancing, the principal balance was increased to $90.0 million, the term of the loan was extended from 4.5 years to 10 years and the interest rate was increased by three basis points to 6.66%.

(O)      The interest rate on the loan is LIBOR plus 100 basis points.

(P) While the face amount of the loan is $32,842,000, and the interest rate is 6.9%, the Company is carrying the debt at $33,171,000, which is the market value of the loan at the time of the closing, less the amortization of principal and premium since closing, based upon a market interest rate for similar quality loans of 6.70%.

(Q) No prepayment until March 15, 2001. Prepayable thereafter, with a prepayment fee equal to the greater of: (1) 1% of the amount being prepaid or (2) Modified Yield Maintenance (as defined). If a partial prepayment is made, the prepayment fee is equal to Modified Yield Maintenance. Prepayment without fee during the 120 days prior to the maturity date.

(R) While the face amount of the loan is $28,841,000, and the interest rate is 8.04%, the Company is carrying the debt at $30,109,000, which is the market value of the loan at the time of the closing, less the amortization of principal and premium since closing, based upon a market interest rate for similar quality loans of 6.70%.

(S) No prepayment until July 1, 1998. Prepayable thereafter with 60 days notice to Lender, with a prepayment fee equal to the greater of: (1) 1% of the outstanding principal balance or (2) Yield Maintenance (as defined).

(T) Weighted-average interest rate and maturity of the Company's long-term debt.

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                                         -   Equity Schedule

                           Cornerstone Properties Inc.
                            Equity Activity Schedule
                            As of September 30, 1998


The following table shows the equity activity that has occurred since January 1, 1998 and the calculation of fully diluted Common shares and Units outstanding:


Date                          Description                                                         Number of Shares
----                          -----------                                                         ----------------
COMMON STOCK
       1/1/98                Beginning balance                                                      83,191,819
       1/5/98                Tower 56 residual value acquisition                                       307,692
       2/2/98                Public secondary equity offering                                       14,375,000
      2/17/98                Management stock grants                                                    12,500
      2/27/98                Dividend reinvestment                                                     109,007
       3/2/98                Management stock grants                                                    19,178
      4/28/98                One Memorial Drive acquisition                                          3,428,571
      5/29/98                Dividend reinvestment                                                      98,487
      8/31/98                Dividend reinvestment                                                      94,610
                                                                                                   -----------
                                                                                                   101,636,864
                                                                                                   -----------
OUTSIDE UPREIT UNITS
       1/1/98                Beginning balance                                                              --
      1/29/98                Corporate 500 Centre acquisition                                          822,794
      4/28/98                One Memorial Drive acquisition                                          1,657,426
       6/3/98                201 California Street and Wilshire Palisades acquisition                1,665,663
                                                                                                   -----------
                                                                                                     4,145,883
                                                                                                   -----------
DILUTIVE ISSUES
                              Convertible Preferred Stock                                            3,030,303
                              Convertible Promissory Note                                              903,914
                              Dilutive effect of "in the money" options                                276,369
                                                                                                   -----------
                                                                                                     4,210,586
                                                                                                   -----------
       9/30/98                Total fully diluted common shares and units outstanding              109,993,333
                                                                                                   -----------
                                                                                                   -----------
                              Year to date weighted average fully diluted common
                              shares and units outstanding                                         104,939,852
                                                                                                   -----------
                                                                                                   -----------
                              Quarter to date weighted average fully diluted common
                              shares and units outstanding                                         109,930,602
                                                                                                   -----------
                                                                                                   -----------

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                      - Minority Sharing in Cash Flows and

                                Residual Proceeds

Minority Sharing in Cash Flows and Residual Proceeds



         Five of the Company's properties are held in partnerships which allow the Company's partners to participate in the cash flows of their respective properties. The following discussion provides the details of partner's participation in the cash flow of each of the respective properties.


Norwest Center

         Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. The remaining cash flow is paid first to Cornerstone, as a 7% cumulative preference return on its capital base of $92.3 million ($6,461,000), and then any remaining cash flow is split 50% to Cornerstone and 50% to their partner, Sixth & Marquette Limited Partnership ("S&M"). Should cash flow be insufficient to pay the preference return ("Preference Deficit"), it will accumulate and earn interest at 7%. Any Preference Deficit will be paid as the first priority payment after debt service. Cash flow and earnings for the first nine months of 1998 were split 81.0% to Cornerstone and 19.0% to S&M. Sales proceeds from Norwest Center will be split as follows as of September 30, 1998:

         1)       To Debt              $110.0 million
         2)       To Cornerstone         92.3 million
         3)       To Cornerstone          9.3 million
         4)       To Cornerstone          1.0 million
         5)       To S&M                 18.9 million
         6) The remaining proceeds will be split 50/50 among the two partners.

Washington Mutual Tower

         Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. The remaining cash flow is paid first to Cornerstone as a 9.53% preference return on its capital base of $47.0 million ($4,479,000); next to pay the Preference Deficit on the second preference return (currently $8.9 million); then to Cornerstone as an 8% second preference return on its capital base of $100.0 million ($8,000,000). Any remaining cash flow is split 50% to Cornerstone and 50% to 1212. The cumulative Preference Deficit earns interest at a rate of 8% until it is repaid. Cornerstone's partner, 1212 Partnership, does not currently share in the cash flow from Washington Mutual Tower. With regard to the sale of the building, the Company will receive the first $155.9 million of proceeds after repayment of the $79.1 million mortgage ($235.0 million in total proceeds). Any proceeds above this amount will be split 50/50 with Cornerstone's partners.

191 Peachtree Street

         Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. In addition, the partner in the transaction, CH Associates, Ltd., will receive an annual incentive distribution of $250,000 which Cornerstone expects it will receive under the partnership agreement through February 28, 2000. Cornerstone receives the remaining cash flow until such time as its cumulative undistributed preferred return ($161.1 million as of 9/30/98) has been reimbursed. Excess cash flow will be split 80% to Cornerstone and 20% to CH Associates, Ltd. Sales proceeds from 191 Peachtree Street will be split as follows as of September 30, 1998:
        1)     To Debt                                     $  1.8 million
        2)     To Cornerstone (as partial holder
               of the debt)                                $159.5 million
        3)     To Cornerstone for its undistributed
               preferred return                            $ 16.1 million
        4)     To Cornerstone for its priority capital
               contribution                                $145.0 million


500 Boylston and 222 Berkeley Street

         Distributions of cash flows and sales proceeds are shared in proportion to Cornerstone's 91.5% partnership interest and Hines' 8.5% partnership interest.